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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Gap, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1) Title of each class of securities to which transaction applies:
2) Aggregate number of securities to which transaction applies:
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4) Proposed maximum aggregate value of transaction:
5) Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
1) Amount previously paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

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Notice of Annual Meeting of Gap Inc. Shareholders

Proxy Statement

May 17, 2017 San Francisco, California

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Wednesday, May 17, 2017 10:00 a.m., San Francisco Time
PLACE	Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105
ITEMS OF BUSINESS
•
Elect to the Board of Directors the ten nominees named in the attached Proxy Statement;

•
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting ﬁrm for the ﬁscal year ending on February 3, 2018;

•
Hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years;

•
Hold an advisory vote to approve the overall compensation of the named executive ofﬁcers;

•
Approve the Amendment and Restatement of The Gap, Inc. Employee Stock Purchase Plan;

•
Hold a vote on the shareholder proposal contained in the attached proxy statement, if properly presented at the meeting; and

•
Transact such other business as may properly come before the meeting.

RECORD DATE	You must have been a shareholder of record at the close of business on March 20, 2017 to vote at the Annual Meeting.
INTERNET AVAILABILITY

In accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending them a notice with instructions for accessing the materials and voting via the Internet. We believe this method of distribution makes the proxy distribution process more efﬁcient, less costly and limits our impact on the environment. This Proxy Statement and our 2016 Annual Report to Shareholders

are available at: www.gapinc.com (follow the Investors, Financial Information, Annual Reports & Proxy links).

PROXY VOTING

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card.

ADMISSION TO THE ANNUAL MEETING

You are entitled to attend the Annual Meeting only if you were a Gap Inc. shareholder as of the close of business on March 20, 2017 or you hold a valid proxy for the Annual Meeting. Photo identiﬁcation is required for admittance. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee or nominee (i.e., in street name), you will be required to provide proof of beneﬁcial ownership as of the Record Date. Proof of beneﬁcial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your broker, bank, trustee or nominee, a copy of the Notice of Internet Availability of Proxy Materials if one was mailed to you, or similar evidence of ownership.

WEBCAST

You may listen to our Annual Meeting by webcast at www.gapinc.com (follow the Investors, Financial News and Events, Webcasts links). The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

By Order of the Board of Directors, Julie Gruber Corporate Secretary April 4, 2017

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PROXY SUMMARY

References in this Proxy Statement to “Gap Inc.,” “the Company,” “we,” “us,” and “our” refer to The Gap, Inc.

These proxy materials are being delivered in connection with the solicitation of proxies by the Board of Directors of The Gap, Inc. for use at our Annual Meeting of Shareholders to be held on May 17, 2017, at 10:00 a.m., San Francisco Time, at Gap Inc. Headquarters, Two Folsom Street, San Francisco, California 94105 and at any adjournment or postponement thereof (the “Annual Meeting”).

On or about April 4, 2017, we commenced distribution of this Proxy Statement and the form of proxy to our shareholders entitled to vote at the Annual Meeting.

Agenda

Items of Business	Management Recommendation	Page No.
Elect to the Board of Directors the ten nominees named in the attached Proxy Statement.	The Board recommends you vote “FOR” each of the ten nominees.	Page 1
Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting ﬁrm for the ﬁscal year ending on February 3, 2018.	The Board recommends you vote “FOR” the selection of the independent registered public accounting ﬁrm.	Page 16
Hold an advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years.	The Board recommends you vote to hold an advisory vote on the overall compensation of the Company’s named executive ofﬁcers every “one year.”	Page 18
Hold an advisory vote to approve the overall compensation of the named executive ofﬁcers.	The Board recommends you vote “FOR” the approval of the overall compensation of the Company’s named executive ofﬁcers.	Page 19
Approve the Amendment and Restatement of The Gap, Inc. Employee Stock Purchase Plan.	The Board recommends you vote “FOR” the approval of the Amendment and Restatement of The Gap, Inc. Employee Stock Purchase Plan.	Page 51
Hold a vote on the shareholder proposal contained in the attached proxy statement, if properly presented at the meeting.	The Board recommends you vote “AGAINST” the shareholder proposal.	Page 56

Voting Shares

The holders of common stock at the close of business on March 20, 2017 (the “Record Date”) are entitled to one vote per share on each matter voted upon at the Annual Meeting or any adjournment or postponement thereof. As of the Record Date, there were 400,220,798 shares of common stock outstanding.

You may vote your shares by:

By Internet	By Mail	By Phone	In person
www.proxyvote.com	Sign and return a proxy card (for shareholders of record) or voting instruction card (for beneﬁcial owners of shares)	1-800-690-6903	At the meeting: May 17, 2017, 10:00 a.m. San Francisco Time Gap Inc. Headquarters Two Folsom Street San Francisco, California 94105

If you vote by Internet or by phone, you do not need to return a proxy card or voting instruction card, but you will need to have it, or the Notice of Internet Availability, in hand when you access the voting website or call to vote by phone. Speciﬁc voting instructions are found on the proxy card, voting instruction card, or the Notice of Internet Availability of Proxy Materials.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1 — Election of Directors

NOMINEES FOR ELECTION AS DIRECTORS

Election Process

Directors will be elected at the Annual Meeting to serve until the next Annual Meeting and until their successors are elected. The Governance and Sustainability Committee of the Board of Directors has nominated the persons whose names are set forth below, all of whom are current directors.

Director Nominations

The Board of Directors has no reason to believe that any of the nominees will be unable to serve. However, if any nominee should for any reason be unavailable to serve, the Board of Directors may reduce the number of directors ﬁxed in accordance with our Bylaws, or the proxies may be voted for the election of such other person to the ofﬁce of director as the Board of Directors may recommend in place of the nominee. Set forth below is certain information concerning the nominees, including age, experience, qualiﬁcations and principal occupation during at least the last ﬁve years, based on data furnished by each nominee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FOLLOWING NOMINEES.

Robert J. Fisher, age 62.
Director since 1990.

Non-executive Chairman of the Board since February 2015. Managing Director, Pisces, Inc., an investment group, since 2010. Interim President and Chief Executive Ofﬁcer of Gap Inc., January 2007-August 2007. Non-executive Chairman of Gap Inc., 2004-August 2007. Executive of Gap Inc., 1992-1999. Various positions with Gap Inc., 1980-1992. Former director of Sun Microsystems, Inc., 1995-2006.

Mr. Fisher has extensive retail experience, including experience speciﬁc to Gap Inc., as a result of his many years serving in a variety of high-level Gap Inc. positions, including Chief Operating Ofﬁcer, President of Gap Division, Chairman of the Board, and Interim President and Chief Executive Ofﬁcer.

William S. Fisher, age 59.
Director since 2009.

Founder and Chief Executive Ofﬁcer of Manzanita Capital Limited, a private equity fund, since 2001. Various positions with Gap Inc., 1986-1998.

Mr. Fisher brings extensive global retail experience to the Board as a result of his years serving in a variety of high-level Gap Inc. positions, including President of the International Division, as well as his service on the boards of a number of private retail companies, including Space NK and Diptyque.

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Tracy Gardner, age 53.
Director since 2015.

Principal of Tracy Gardner Consultancy, since 2010. Chief Executive Ofﬁcer of dELiA*s Inc., an omni-channel retail company primarily marketing to teenage girls, 2013-2014. dELiA*s Inc. ﬁled voluntary petitions for relief under Chapter 11 in December 2014. Former executive of J. Crew Group, Inc., 2004-2010. Various positions with Gap Inc., 1999-2004. Former director of Lands' End, 2014-2015.

With over 30 years of experience in the retail industry, Ms. Gardner brings deep product expertise and vast experience as a merchant, creative director and leader in growing multi-channel brands. In addition, her experience as a former senior leader within Gap Inc., and more recently as an advisor to Gap brand, provides Ms. Gardner with an in-depth understanding of the Company's business and operations.

Brian Goldner, age 54.
Director since 2016.

Chairman, President and CEO of Hasbro Inc., an American multinational toy and board game company, since 2015.  President and CEO of Hasbro Inc. from 2008 to 2015.  Various positions with Hasbro Inc. from 2000 to 2008 including Chief Operating Ofﬁcer, President of Toy Segment and U.S. Toys.  Former Chief Operating Ofﬁcer of Bandai America Inc. from 1997 to 2000. Director of Molson Coors from 2010 to 2016.

Mr. Goldner’s experience on the board of directors of two other public companies, as Chairman, President and CEO of Hasbro Inc., and as the former chief operating ofﬁcer of a consumer products manufacturer, provides him with extensive knowledge and expertise in leadership and governance, as well as strategic and operational issues for a retail company.

Isabella D. Goren, age 56.
Director since 2011.

Chief Financial Ofﬁcer of AMR Corporation and American Airlines, Inc., 2010-2013. AMR Corporation and American Airlines, Inc. successfully completed a reorganization under Chapter 11 in December 2013, for which a voluntary petition was ﬁled in November 2011. Senior Vice President of Customer Relationship Marketing of American Airlines, 2006-2010. Various positions with AMR Corporation and American Airlines, Inc., 1986-2006, including President of AMR Services, previously a subsidiary of AMR, 1996-1998. Director of LyondellBasell Industries N.V. and MassMutual Financial Group.

Ms. Goren has broad experience in a number of key corporate functions, including ﬁnance, marketing, human resources and international operations. She brings extensive expertise in leadership, management of complex operations, building of customer loyalty programs, ﬁnancial functions and global strategies.

Bob L. Martin, age 68.
Director since 2002.

Lead Independent Director from 2003 to 2015. Operating Partner of Stephens Group, Inc., a private equity group, since 2003. Chief Executive Ofﬁcer (part-time) of Mcon Management Services, Ltd., a consulting company, since 2002. Independent Consultant, 1999-2002. President and Chief Executive Ofﬁcer of Wal-Mart International, a division of Wal-Mart Stores, Inc., 1984-1999. Director of Conn’s Inc. Former director of Dillard’s, Inc., 2003-2004, Edgewater Technology, Inc., 1999-2005, Furniture Brands International, Inc., 2003-2010, Guitar Center, 2004-2007, Sabre Holdings Corporation, 1997-2007, and SolarWinds, Inc., 2009-2010.

Mr. Martin has over 35 years of work experience in the retail industry. As the former chief executive ofﬁcer of Wal-Mart International, during which he ran operations in 12 countries across four continents, Mr. Martin acquired extensive global governance experience. As the former executive vice president and chief information ofﬁcer for Wal-Mart Stores, Inc., Mr. Martin has extensive insight into the areas of IT and supply chain capabilities and strategies for a retail company.

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Jorge P. Montoya, age 70.
Director since 2004.

President, Global Snacks & Beverages, and President, Latin America, of The Procter & Gamble Company, a consumer products company, 1999-2004. Director of The Kroger Co. Former director of Rohm & Haas Company, 1996-2007.

Mr. Montoya spent over 30 years working for The Proctor & Gamble Company, during which time he acquired extensive experience in management, international growth, consumer products, and marketing.

Arthur Peck, age 61.
Director since 2015.

Chief Executive Ofﬁcer of Gap Inc. since February 2015. President, Growth, Innovation and Digital division of Gap Inc., November 2012 to January 2015. President, Gap North America, February 2011 to November 2012. Executive Vice President of Strategy and Operations of Gap Inc., May 2005 to February 2011. President, Gap Inc. Outlet, October 2008 to February 2011. Acting President, Gap Inc. Outlet, February 2008 to October 2008. Senior Vice President of The Boston Consulting Group, a business consulting ﬁrm, 1982 to 2005.

As a result of his service as Gap Inc.’s Chief Executive Ofﬁcer, as well as his service in other senior positions at Gap Inc. and his experience as a Senior Vice President of The Boston Consulting Group, Mr. Peck has extensive management and leadership experience and a deep knowledge of the complex ﬁnancial and operational issues facing retail companies.

Mayo A. Shattuck III, age 62.
Director since 2002.

Non-Executive Chairman of Exelon Corporation, an energy company, since 2013. Executive Chairman of Exelon Corporation, 2012-2013. Chairman, Chief Executive Ofﬁcer, and President of Constellation Energy Group, 2002-2012. Chief Executive Ofﬁcer and President of Constellation Energy Group, 2001-2002. Director of Capital One Financial Corporation and Alarm.com Holdings, Inc.

Mr. Shattuck’s experience on the boards of directors of two other public companies, along with his experience as the former chief executive ofﬁcer of an investment bank and Constellation Energy Group, and his current position as non-executive Chairman of Exelon Corporation, provides him with extensive knowledge of a number of important areas, including leadership, ﬁnance, risk assessment, compliance and governance.

Katherine Tsang, age 59.
Director since 2010.

Principal of Max Giant Limited, an investment company, since 2014. Chairperson of Greater China Standard Chartered Bank, 2009-2014. Chairperson of Standard Chartered Bank (Taiwan) Ltd., 2009-2014. Chairperson of Standard Chartered Bank (Hong Kong) Ltd., 2011-2014. Chief Executive Ofﬁcer, Standard Chartered Bank (China) Ltd., 2005-2009. Former director of Baoshan Iron & Steel Co. Limited, 2006-2012.

Ms. Tsang possesses over two decades of work experience in the global banking industry. As the principal of an investment company and a former senior executive at an international bank, Ms. Tsang possesses extensive ﬁnancial expertise. In addition, she has held global and regional roles in human resources spanning 56 countries. Ms. Tsang brings signiﬁcant experience in management and international growth to the Board. In addition to her former position as an independent non-executive director of Baoshan Iron & Steel Co. Limited in China, Ms. Tsang has also served on the boards of three Standard Chartered Bank subsidiaries.

Robert J. Fisher and William S. Fisher are brothers. Information concerning our executive ofﬁcers who are not also directors is set forth in our Annual Report on Form 10-K for the ﬁscal year ended January 28, 2017.

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Director Independence

The Board of Directors has determined that the following directors are independent under the New York Stock Exchange (“NYSE”) rules and have no direct or indirect material relationships with the Company:

Domenico De Sole*	Brian Goldner	Jorge P. Montoya
Robert J. Fisher	Isabella D. Goren	Mayo A. Shattuck III
William S. Fisher	Bob L. Martin	Katherine Tsang

*Mr. De Sole is not standing for reelection

In particular, the Board has determined that none of these directors has relationships that would cause them not to be independent under the speciﬁc criteria of Section 303A.02 of the NYSE Listed Company Manual. In making this determination with respect to Robert and William Fisher, the Board considered the following factors: (i) with the exception of Robert Fisher’s brief period of service during 2007 as Interim President and Chief Executive Ofﬁcer (“CEO”) of the Company during a CEO transition, neither Robert nor William Fisher has served as an ofﬁcer of the Company in over 15 years; (ii) Donald Fisher (a founder of the Company and their father) ceased being an executive ofﬁcer of the Company prior to his passing in September 2009; and (iii) NYSE guidance indicates that ownership of even a signiﬁcant amount of stock does not preclude a ﬁnding of independence. After consideration of these factors, the Board concluded that there is no material relationship between the Company and Robert and William Fisher that would impact their independence under NYSE rules.

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CORPORATE GOVERNANCE

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines that outline, among other matters, the role and functions of the Board, the responsibilities of the various Board committees, and the procedures for reporting concerns to the Board. Our Corporate Governance Guidelines are available at www.gapinc.com (follow the Investors, Governance, Guidelines links).

Additional Corporate Governance Information

If you would like further information regarding our corporate governance practices, please visit the

Governance and Corporate Compliance sections of www.gapinc.com (follow the Investors link). Those sections include:

•
Our Corporate Governance Guidelines (available in print on request to our Corporate Secretary);

•
Our Code of Business Conduct (available in print on request to our Corporate Secretary);

•
Our Committee Charters;

•
Our Certiﬁcate of Incorporation;

•
Our Bylaws;

•
A method for interested parties to send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to board@gap.com; and

•
Methods for employees and others to report suspected violations of our Code of Business Conduct or accounting, internal accounting controls, or auditing concerns to our Global Integrity department by conﬁdential email to global_integrity@gap.com, through our Code

Hotline (866) GAP-CODE or online at speakup.gapinc.com. Callers from outside North America must dial their country’s AT&T Direct Access Code which can be found at

speakup.gapinc.com. Code Hotline calls are answered by a live operator from an outside company, and are free, conﬁdential and may be made anonymously. Accounting, auditing, and other signiﬁcant concerns are referred by the Global Integrity department to the Audit and Finance Committee.

Risk Oversight

Board Oversight of Risk

The Board has an active role in overseeing the management of the Company’s risks. Annually, the Company’s Internal Audit department performs a comprehensive enterprise risk assessment encompassing a number of signiﬁcant areas of risk, including strategic, operational, compliance, ﬁnancial, and reputational risks. The assessment process is designed to gather data regarding the most important risks that could impact the Company’s ability to achieve its objectives and execute its strategies. Primary assessment methods include interviews with key executives and Board members, review of critical Company strategies and initiatives, and monitoring of emerging industry trends and issues. The assessment is reviewed by the Company’s CEO, Chief Financial Ofﬁcer (“CFO”), and Chief Compliance Ofﬁcer and presented to the Board to facilitate discussion of high risk areas. It provides the foundation for the annual Internal Audit plan, management’s monitoring and risk mitigation efforts, and ongoing Board oversight. In addition, on a regular basis, management communicates with the Board, both formally and informally, about key initiatives, strategies and industry developments, in part to assess and manage the potential risks.

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While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit and Finance Committee focuses on ﬁnancial and compliance risks, and the Compensation and Management Development Committee sets employee incentives with the goal of encouraging an appropriate level of risk-taking, consistent with the Company’s business strategies.

Compensation Risk Assessment

On an annual basis, management conducts a comprehensive overall review of each of the Company’s compensation policies and practices for the purpose of determining whether any risks arising from those policies and practices are reasonably likely to have a material adverse effect on the Company. As a part of this review, each of the Company’s compensation policies and practices were compared to a number of speciﬁc factors that could potentially increase risk, including the speciﬁc factors that the SEC has identiﬁed as potentially triggering disclosure. The Company balanced these factors against a variety of mitigating factors. Examples of some of the mitigating factors are:

•
compensation policies and practices are structured similarly across business units;

•
the risk of declines in performance in our largest business units is well understood and managed;

•
incentive compensation expense is not a signiﬁcant percentage of any signiﬁcant unit’s revenues;

•
for executives, a signiﬁcant portion of variable pay is delivered through long-term incentives which carry vesting schedules over multiple years;

•
a mix of compensation vehicles and performance measures is used;

•
stock ownership requirements for executives are in place;

•
signiﬁcant incentive plans are capped at all levels;

•
threshold levels of performance must be achieved for the bulk of variable pay opportunities; and

•
a clawback policy with respect to ﬁnancial restatements is in place.

Management’s assessment was also presented to the Company’s Chief Compliance Ofﬁcer and the Chair of the Board’s Compensation and Management Development Committee. As a result of management’s review, the Company determined that any risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Communication with Directors

Interested parties can send direct communications to our Board of Directors (through our Chairman and Corporate Secretary) by email to: board@gap.com.

Code of Business Conduct

Our Code of Business Conduct is designed to promote a responsible and ethical work environment for all Gap Inc. employees and directors. The Code contains guidelines on conﬂicts of interest, legal compliance, Company information and assets, and political contributions and activities. Our Code of

Business Conduct is available at www.gapinc.com (follow the Investors, Corporate Compliance, Code of Business Conduct links).

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Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical conduct in fulﬁlling its responsibilities and recognizes that related party transactions can present a heightened risk of potential or actual conﬂicts of interest. The Compensation and Management Development Committee’s charter requires that the members of that Committee, all of whom are independent directors, approve all of the Company’s executive compensation policies and programs and all compensation awarded to executive ofﬁcers. The Audit and Finance Committee’s charter requires that the members of the Audit and Finance Committee, all of whom are independent directors, review and approve transactions with the Company involving management and/or members of the Board of Directors that are not otherwise subject to the approval of the Compensation and Management Development Committee and would require disclosure under SEC rules. In the event a transaction involves a committee member, that member will recuse him or herself from the approval of the transaction.

In addition, the Audit and Finance Committee oversees the Company’s Corporate Compliance Program, which includes procedures for the (i) receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and (ii) conﬁdential, anonymous submission by employees and others of concerns regarding questionable accounting or auditing matters and other matters under the Company’s Code of Business Conduct.

Board Leadership Structure and Succession

Our Amended and Restated Bylaws provide that our Chairman of the Board shall not be an ofﬁcer or employee of the Company. Robert Fisher, an independent director, has served as our Chairman of the Board since February 2015.

We believe in the importance of independent oversight. We ensure that this oversight is truly independent and effective through a variety of means, including:

•
We have separated the positions of CEO and Chairman of the Board. We believe this provides the most appropriate leadership structure at this time. Our CEO is responsible for day-to-day leadership and for setting the strategic direction of the Company, while the Chairman of the Board presides over Board meetings, including non-management and independent director sessions, and shareholder meetings.

•
Our Corporate Governance Guidelines provide that at least two-thirds of our directors should be independent. Currently, all of our directors other than Mr. Peck and Ms. Gardner are independent.

•
Our Corporate Governance Guidelines provide that in the event that the Chairman of the Board is not an independent director, the Board shall designate an independent director to serve as Lead Independent Director.

•
At each regularly scheduled Board meeting, all non-management directors are typically scheduled to meet in an executive session without the presence of any management directors.

•
At least annually, the independent directors meet in executive session.

•
The charters for each of our standing committees of the Board described below (Governance and Sustainability, Audit and Finance, and Compensation and Management Development) require that all of the members of those committees be independent.

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Governance and Sustainability Committee

The Board’s Governance and Sustainability Committee is composed solely of independent directors, as deﬁned under NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the Company’s corporate governance matters, including the development of corporate governance guidelines, periodic evaluation of the Board, its committees and individual directors, identiﬁcation and selection of director nominees, oversight of the Company’s programs, policies and practices relating to social and environmental issues, impacts and strategies, and such other duties as directed by the Board of Directors.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

Nomination of Directors

The Governance and Sustainability Committee has the responsibility to identify, evaluate, and recommend qualiﬁed candidates to the Board. The Chairman, CEO, and at least two independent directors interview any qualiﬁed candidates prior to nomination. Other directors and members of management interview each candidate as requested by the Chairman, CEO, or chair of the Committee. Mr. Goldner was recommended by management.

The Committee may also engage third-party independent consultants to identify potential director nominees based on identiﬁed criteria and a needs assessment. These consultants have also assisted the Committee in identifying a diverse pool of qualiﬁed candidates and in evaluating and pursuing individual candidates at the direction of the Committee.

The Committee will also consider director nominees recommended by shareholders. Our Bylaws provide that in order for a shareholder to propose director nominations at the meeting of shareholders in 2018, the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 16, 2018, and no earlier than January 17, 2018 (i.e., not less than 90 days nor more than 120 days prior to the ﬁrst anniversary of the date of our 2017 Annual Meeting). The notice must contain information required by our Bylaws about the identity and background of each nominee and the shareholder making the nomination, including interests in derivative securities or arrangements with persons holding derivative securities, relationships or arrangements between the nominee and the shareholder making the nomination, and information that would enable the Board to determine a nominee’s eligibility to serve as an independent director. The notice also must contain other information that must be disclosed in proxy solicitations for election of directors under the proxy rules of the SEC (including information regarding the director nominee’s experience, qualiﬁcations, attributes and/or skills), the nominee’s consent to the nomination and to serve if elected, and certain other information required by our Bylaws. If a shareholder fails to submit the notice by February 16, 2018, then the proposed nominee(s) of the shareholder will not be considered at our Annual Meeting in 2018 in accordance with our Bylaws. Notiﬁcations must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained at www.gapinc.com (follow the Investors, Governance links) or to any shareholder on request by writing to our Corporate Secretary at the above address.

Qualiﬁcations and Diversity of Board Members

All director nominees must possess certain core competencies, some of which may include experience in retail, consumer products, international business/markets, real estate, store operations, logistics, product design, merchandising, marketing, general operations, strategy, human resources, technology, media or public relations, ﬁnance or accounting, or experience as a CEO or CFO. In addition to

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having one or more of these core competencies, director nominees are identiﬁed and considered on the basis of knowledge, experience, integrity, leadership, reputation, background, qualiﬁcations, gender, race/ethnicity, personal characteristics, and ability to understand the Company’s business. The Board believes that this overall professional, personal, gender, and racial/ethnic diversity is important to the effectiveness of the Board’s oversight of the Company. Accordingly, diversity is a factor that is considered in the identiﬁcation and recommendation of potential director candidates. In this regard, of the ten nominees for director, three are female and two are ethnically diverse. In addition, all director nominees are pre-screened to ensure that each candidate has qualiﬁcations and experience that complement the overall core competencies of the Board. The screening process also includes conducting a background evaluation and an independence determination. The Board believes that its criteria for selecting board nominees are effective in promoting overall diversity.

Evaluation of Directors

The Governance and Sustainability Committee is responsible for overseeing a formal evaluation process to assess the composition and performance of the Board, each committee, and each individual director on an annual basis. The assessment is conducted to identify opportunities for improvement and skill set needs, as well as to ensure that the Board, committees, and individual members have the appropriate blend of diverse experiences and backgrounds, and are effective and productive. As part of the process, each member completes a survey, or participates in an interview or other method the Committee utilizes to seek feedback. While results are aggregated and summarized for discussion purposes, individual responses are not attributed to any individual and are kept conﬁdential to ensure honest and candid feedback is received. The Committee discusses opportunities and makes recommendations for improvement as appropriate to the full Board, which implements agreed upon improvements. The Committee Chair also meets privately with individual Board members to provide feedback speciﬁc to each director received during the evaluation process. A director will not be nominated for reelection unless it is afﬁrmatively determined that he or she is substantially contributing to the overall effectiveness of the Board.

Sustainability

The Governance and Sustainability Committee is also responsible for reviewing and evaluating Company programs, policies and practices relating to social and environmental issues, impacts and strategies to support the sustainable growth of the Company’s businesses. The Committee regularly discusses social and environmental issues at its meetings, and oversees the Company’s development of industry-leading programs and initiatives. For more information regarding our commitment to sustainability, please see our website and most recent Sustainability Report available at www.gapinc.com (follow the Sustainability link).

Audit and Finance Committee

The Board’s Audit and Finance Committee is composed solely of independent directors, as deﬁned under SEC and NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the integrity of our ﬁnancial statements, compliance with legal and regulatory requirements, the registered public accounting ﬁrm’s qualiﬁcations, independence and performance, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, ﬁnance matters, and such other duties as directed by the Board of Directors. In addition, the Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting ﬁrm.

The Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

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Audit Committee Financial Expert

Our Board of Directors has determined that the Audit and Finance Committee has two members who are “audit committee ﬁnancial experts” as determined under Regulation S-K Item 407(d)(5) of the Securities Exchange Act of 1934: Mr. Shattuck and Ms. Goren, both of whom are independent directors as determined under applicable NYSE listing standards. See Mr. Shattuck's and Ms. Goren's biographies on pages 2-3 for information regarding their relevant experience.

Compensation and Management Development Committee

The Board’s Compensation and Management Development Committee is composed solely of independent directors, as deﬁned under SEC and NYSE rules.

This Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to executive ofﬁcer and director compensation, succession planning for senior management, development and retention of senior management, and such other duties as directed by the Board of Directors. The

Committee’s charter is available at www.gapinc.com (follow the Investors, Governance, Board of Directors, Board Committees links).

The Committee approves all of the Company’s executive compensation policies and programs and all compensation awarded to executive ofﬁcers. Our CEO evaluates each executive ofﬁcer and discusses with the Committee his assessment and recommendations for compensation. The CEO is not present during the Committee’s deliberations about his own compensation. The Committee also oversees senior management development, retention, and succession plans. The Committee approves grants of stock units to employees at the Vice President or above level, and has delegated authority, within deﬁned parameters, to the CEO or Committee Chair to approve grants of stock units to employees below the Vice President level (see “Long-Term Incentives” beginning on page 28 for more details). The Committee has also delegated authority, within deﬁned parameters, to the Company’s Human Resources personnel to make certain non-material changes to the Company’s employee beneﬁt plans.

The Committee has engaged Frederic W. Cook & Co. as its independent executive compensation consultant. The consultant provides advice to the Committee from time to time on the compensation program structure and speciﬁc individual compensation arrangements (see the “Role of the CEO and Compensation Consultant” section on page 34 for more details). In addition, under NYSE rules, the Committee can only retain a compensation advisor after considering six independence factors: (a) whether the advisor’s ﬁrm provides other services to the Company, (b) the fees received by the advisor’s ﬁrm from the Company as a percentage of the ﬁrm’s overall revenue, (c) the policies and procedures of the advisor’s ﬁrm designed to prevent conﬂicts of interest, (d) any business or personal relationship between the advisor and a member of the Committee, (e) any stock of the Company owned by the advisor, and (f) any business or personal relationship of the advisor or advisor’s ﬁrm with an executive ofﬁcer of the Company. Based on a review of the Committee’s relationship with its compensation consultant and an assessment considering these six independence factors, the Committee has identiﬁed no conﬂicts of interest and conﬁrmed the independence of Frederic W. Cook & Co.

Compensation Committee Interlocks and Insider Participation

During ﬁscal 2016, Mr. De Sole (who is not standing for reelection), Mr. Goldner, Mr. Martin, and Ms. Tsang served on the Compensation and Management Development Committee of the Board of Directors. During ﬁscal 2016, none of our executive ofﬁcers served on the board of directors of any company where one of that company’s executive ofﬁcers served as one of our directors.

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Board Meetings

The Board met six times during ﬁscal 2016. The following table lists the current members of each of the committees and the number of committee meetings held during ﬁscal 2016:

Name	Audit & Finance	Compensation & Management Development	Governance & Sustainability
Domenico De Sole (not standing for reelection)		X
Robert J. Fisher			Chair
William S. Fisher
Tracy Gardner
Brian Goldner		X
Isabella D. Goren	X
Bob L. Martin		Chair	X
Jorge P. Montoya	X
Arthur Peck
Mayo A. Shattuck III	Chair		X
Katherine Tsang		X
Number of Meetings	8	8	4

Each director nominee attended at least 75% of the meetings of the Board and committees on which he or she served. In addition, individual Board members often work together and with management outside of formal meetings.

The non-management directors are typically scheduled to meet without the presence of management during each regularly scheduled Board meeting. Our Chairman, Robert Fisher, is responsible for organizing, managing and presiding over the non-management and director sessions of the Board, and reporting on outcomes of the sessions to the CEO, as appropriate.

Attendance of Directors at Annual Meetings of Shareholders

Our policy regarding attendance by directors at our Annual Meeting of Shareholders states that our Chairman and committee chairs should attend and be available to answer questions at our Annual Meeting, if reasonably practicable. Our policy also encourages all other directors to attend. All of our director nominees attended our 2016 Annual Meeting in person, with the exception of Mr. Goldner, who joined the Board of Directors in August 2016, after our 2016 Annual Meeting.

Stock Ownership Guidelines for Directors

We have adopted minimum stock ownership guidelines for our directors. Each non-management director should, within three years of joining the Board of Directors, hold stock (which includes deferred stock units) of the Company worth at least ﬁve times the annual base retainer then in effect. Management directors are required to own stock of the Company in accordance with our stock ownership requirements

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for executives, described on page 32. Our insider trading policy, which is applicable to directors, prohibits speculation in the Company’s stock, including short sales, hedging or publicly-traded option transactions, and holding the Company’s stock in a margin account as collateral for a margin loan or otherwise pledging Company stock as collateral.

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COMPENSATION OF DIRECTORS

Retainer and Meeting Fees

The table below shows the annual retainer, attendance fees, and committee chair retainer we paid to our non-employee directors in ﬁscal 2016, as well as the amounts payable for ﬁscal 2017:

Fiscal Year 2016 and 2017 Director Cash Compensation
	2016	2017
Annual Retainer	$75,000	$80,000
Annual Retainer for Committee Members
Audit and Finance Committee	0	16,000
Compensation and Management Development Committee	0	12,000
Governance and Sustainability Committee	0	8,000
Additional Annual Retainer for Committee Chairs
Audit and Finance Committee	20,000	20,000
Compensation and Management Development Committee	20,000	20,000
Governance and Sustainability Committee	15,000	15,000
Additional Annual Retainer for Chairman of the Board	200,000	200,000
Fee per regularly scheduled Committee Meeting	2,000	0

Footnote
(1)

This amount does not include a fee of $2,000 that is paid to non-employee directors who reside primarily outside of North America for attendance at each Board and/or committee meeting requiring travel to the United States.

Employee directors are not eligible for the annual retainer or attendance fees, and are not eligible to serve on committees.

Equity Compensation

Beginning in 2017, non-employee directors will receive the following under our 2016 Long-Term Incentive Plan:

•
Each new non-employee director automatically receives stock units with an initial value of $160,000 based on the then-current fair market value of the Company’s common stock; and

•
Each continuing non-employee director automatically receives, on an annual basis, stock units with an initial value of $160,000 at the then-current fair market value of the Company’s common stock; provided that newly-appointed non-employee directors who were appointed after the Company’s last annual shareholders’ meeting will receive their ﬁrst annual stock unit grant on a prorated basis based on the number of days that the director has served between his or her appointment and the date of the ﬁrst annual stock unit grant.

The annual stock units granted to continuing non-employee directors following the Company’s annual shareholders’ meeting, as well as the initial grant made to any non-employee director who is ﬁrst elected to the Board at the Company’s annual shareholders’ meeting, are granted on June 30 of each year; provided, however, that if the Company’s annual shareholders’ meeting takes place after June 30, then the related stock unit grants will be granted on the ﬁrst business day following that meeting. All initial stock units to new non-employee directors who are appointed other than at the annual shareholders’ meeting are granted on the date of appointment. The number of stock units is rounded down to the nearest whole share. These stock units are fully-vested but are subject to a three-year deferral period. During the deferral period,

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the stock units earn dividend equivalents which are reinvested in additional units annually. Following the deferral period, shares in an amount equal in value to the stock units, including units acquired through dividend equivalent reinvestment, will be issued to each non-employee director unless a further deferral election has been made; provided, however, that shares and accumulated dividend equivalents will be issued immediately upon ceasing to be a director of the Company.

Expense Reimbursement and Other Beneﬁts

We also pay for or reimburse directors for approved educational seminars and for travel expenses related to attending Board, committee, and approved Company business meetings. Additionally, we provide non-employee directors access to ofﬁce space and administrative support for Company business from time to time.

Directors and their spouses are eligible to receive discounts on our merchandise on terms similar to the Gap Inc. corporate employee merchandise discount policy.

We established The Gap, Inc. Deferred Compensation Plan (“DCP”) whereby highly compensated employees, including executive ofﬁcers, and non-employee directors may elect to defer receipt of certain eligible income. The DCP allows eligible employees to defer a percentage of their salary and bonus on a pre-tax basis, and allows non-employee directors to defer their retainers and meeting fees. The deferred amounts are indexed to reﬂect the performance of the participant’s choice of approved investment funds. Non-employee director deferrals are not matched, and above-market or preferential interest rate options are not available on deferred compensation.

Directors are eligible to participate in our Gift Match Program available to all employees, under which we match contributions to eligible nonproﬁt organizations, up to certain annual limits. In ﬁscal 2016, the annual limit for non-employee directors was $15,000 under the Gift Match Program. Art Peck, our CEO, had an annual matching limit of $100,000.

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Director Compensation Summary

The following table sets forth certain information regarding the compensation of our directors in ﬁscal 2016, which ended January 28, 2017.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Change in Pension Value and Nonqualiﬁed Deferred Compensation Earnings ($)	All Other Compensation ($) (4)	Total ($)
Domenico De Sole	83,000	139,988	0	0	17,044	240,032
Robert J. Fisher	298,000	139,988	0	0	15,261	453,249
William S. Fisher	75,000	139,988	0	0	15,261	230,249
Tracy Gardner	75,000	88,975	0	0	336	164,311
Brian Goldner	41,500	139,994	0	0	0	181,494
Isabella D. Goren	91,000	139,988	0	0	15,533	246,521
Bob L. Martin	115,000	139,988	0	0	10,261	265,249
Jorge P. Montoya	101,000	139,988	0	0	15,145	256,133
Mayo A. Shattuck III	119,000	139,988	0	0	8,376	267,364
Katherine Tsang	97,000	139,988	0	0	168	237,156
Padmasree Warrior	39,500	0	0	0	0	39,500

Footnotes
(1)

Ms. Warrior retired as a director on May 17, 2016.

Mr. Peck was compensated as our CEO and received no additional compensation as a director. Mr. Peck’s compensation is reported in the Summary Compensation Table and related executive compensation tables, beginning on page 37.

(2)

This column reﬂects the aggregate grant date fair value for awards of stock during ﬁscal 2016, computed in accordance with FASB ASC 718. All stock awards reported in this column were granted in ﬁscal 2016. The following directors had outstanding stock awards as of ﬁscal 2016 year-end: Mr. De Sole (13,632), Mr. Robert Fisher (13,632), Mr. William Fisher (13,632), Ms. Gardner (9,450), Mr. Goldner (5,602), Ms. Goren (13,632), Mr. Martin (13,632), Mr. Montoya (13,632), Mr. Shattuck (21,554), and Ms. Tsang (13,632). For the period during which the payment of these units is deferred (see page 13), they will earn dividend equivalents which are reinvested in additional units annually. Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 20, 2017 for the relevant assumptions used to determine the valuation of our stock awards.

(3)	No stock options were granted to our directors in ﬁscal 2016. None of our directors had outstanding option awards as of ﬁscal 2016 year-end.
(4)	Amounts in this column include any Company matching contributions under the Company’s Gift Match Program (see “Expense Reimbursement and Other Beneﬁts,” on page 14).

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PROPOSAL NO. 2 — Ratiﬁcation of Selection of
Independent Registered Public Accounting Firm

The Audit and Finance Committee of the Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting ﬁrm for the ﬁscal year ending February 3, 2018. Deloitte & Touche LLP (or its predecessor ﬁrm) has been retained as our independent registered public accounting ﬁrm since 1976. If shareholders fail to ratify the selection of Deloitte & Touche LLP, the Audit and Finance Committee will reconsider the selection. If the selection of Deloitte & Touche LLP is approved, the Audit and Finance Committee, in its discretion, may still direct the appointment of a different independent auditing ﬁrm at any time and without shareholder approval if the Audit and Finance Committee believes that such a change would be in the best interests of the Company and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Representatives of Deloitte & Touche LLP are expected to be present, available to make statements, and available to respond to appropriate shareholder questions at the Annual Meeting.

Principal Accounting Firm Fees

The following table sets forth the aggregate fees paid and accrued by us for audit and other services for the ﬁscal years ended January 28, 2017 and January 30, 2016 provided by our principal accounting ﬁrm, Deloitte & Touche LLP, the member ﬁrms of Deloitte Touche Tohmatsu Limited, and their respective afﬁliates (collectively “Deloitte & Touche”).

Fiscal Year 2016 and 2015 Accounting Fees
Fees (see notes below)	Fiscal Year 2016	Fiscal Year 2015
Audit Fees	$4,793,300	$4,792,223
Audit-Related Fees	209,079	233,401
Tax Fees	111,271	106,617
All Other Fees	6,886	4,500
Total	$5,120,536	$5,136,741

“Audit Fees” consists of fees for professional services rendered in connection with the integrated audit of our consolidated annual ﬁnancial statements and internal controls over ﬁnancial reporting, the review of our interim condensed consolidated ﬁnancial statements included in quarterly reports, and the audits in connection with statutory and regulatory ﬁlings or engagements.

“Audit-Related Fees” consists primarily of fees for professional services rendered in connection with the audit of our employee beneﬁt plans, audit procedures required by store leases and capital veriﬁcation reports.

“Tax Fees” consists of fees billed for professional services rendered for tax compliance and tax advice. These services include assistance regarding federal, state and international tax compliance, and competent authority proceedings.

“All Other Fees” consists of fees for products and services other than the services reported above.

The Audit and Finance Committee approves the terms, including compensation, of the engagement of our independent registered public accounting ﬁrm on an annual basis, and has a policy requiring pre-approval of all services performed by the ﬁrm. This policy requires that all services performed by Deloitte & Touche, whether audit or non-audit services, must be pre-approved by the Audit and Finance Committee or a designated member of the Audit and Finance Committee, with any such services reported to the entire Audit and Finance Committee at the next scheduled meeting.

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Rotation

The Audit and Finance Committee periodically reviews and evaluates the performance of Deloitte & Touche’s lead audit partner, oversees the required ﬁve-year rotation of the lead audit partner responsible for our audit and, through the Committee’s Chair as representative of the Audit and Finance Committee, reviews and considers the selection of the lead audit partner. In addition, the Audit and Finance Committee periodically considers whether there should be a rotation of the independent registered public accounting ﬁrm. At this time, the Audit and Finance Committee and the Board believe that the continued retention of Deloitte & Touche to serve as our independent registered public accounting ﬁrm is in the best interests of the Company and our shareholders.

Report of the Audit and Finance Committee

The Audit and Finance Committee assists the Board of Directors in fulﬁlling its oversight responsibilities relating to the integrity of our ﬁnancial statements, compliance with legal and regulatory requirements, the independent registered public accounting ﬁrm qualiﬁcations, independence and performance, the performance of the Internal Audit function, the effectiveness of the corporate compliance program, ﬁnance matters, and such other duties as directed by the Board of Directors. The Committee operates under a written charter (available at www.gapinc.com, follow the Investors, Governance, Board of Directors, Board Committees links) adopted by the Board of Directors. The Committee is composed exclusively of directors who are independent under New York Stock Exchange listing standards and Securities and Exchange Commission rules.

The Committee has reviewed and discussed the audited ﬁnancial statements of the Company for the ﬁscal year ended January 28, 2017 with the Company’s management. In addition, the Committee has discussed with Deloitte & Touche LLP, the Company’s independent registered public accounting ﬁrm, the matters required to be discussed by the applicable Public Company Accounting Oversight Board and Securities and Exchange Commission requirements.

The Committee also has received the communications, including written disclosures and the letter from Deloitte & Touche LLP, required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that ﬁrm.

Based on the Committee’s review and discussions noted above, the Committee recommended to the Board of Directors that the Company’s audited ﬁnancial statements be included in the Company’s Annual Report on Form 10-K for the ﬁscal year ended January 28, 2017 for ﬁling with the Securities and Exchange Commission.

Mayo A. Shattuck III (Chair)
Isabella D. Goren
Jorge P. Montoya

Notwithstanding anything to the contrary in any of the Company’s previous or future ﬁlings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future ﬁlings with the Securities and Exchange Commission, in whole or in part, this report shall not be deemed to be incorporated by reference into any such ﬁling.

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PROPOSAL NO. 3 — Advisory Vote on the Frequency of the Advisory Vote on the Overall Compensation of The Gap, Inc.’s Named Executive Ofﬁcers

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, at least once every six years, the Company is required to submit for shareholder vote a non-binding resolution to determine whether the advisory vote on the compensation of the Company’s named executive ofﬁcers should occur every one, two, or three years. When the Company last submitted this non-binding resolution for shareholder vote at the Annual Meeting of Shareholders in 2011, it recommended that shareholders vote to approve, on an advisory basis, to hold an advisory vote on the overall compensation of the Company’s named executive ofﬁcers on an annual basis, which shareholders overwhelmingly supported.

The Board of Directors believes that submitting the advisory vote on executive compensation to shareholders on an annual basis continues to be the most appropriate option for the Company and its shareholders at this time.

The proxy card provides shareholders with four choices (every one, two, or three years, or abstain).

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE, ON AN ADVISORY BASIS, TO HOLD AN ADVISORY VOTE ON THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS EVERY “ONE YEAR.”

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PROPOSAL NO. 4 — Advisory Vote on the Overall Compensation of
The Gap, Inc.’s Named Executive Ofﬁcers

Pursuant to Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing shareholders with an advisory (non-binding) vote on the overall compensation of our named executive ofﬁcers. Accordingly, the following resolution will be submitted for a shareholder vote at the 2017 Annual Meeting:

“RESOLVED, that the shareholders of The Gap, Inc. (the ”Company“) approve, on an advisory basis, the overall compensation of the Company’s named executive ofﬁcers, as described in the Compensation Discussion and Analysis section, the accompanying compensation tables, and the related narrative disclosure pursuant to Item 402 of Regulation S-K, set forth in the Proxy Statement for this Annual Meeting.”

The Board and the Compensation and Management Development Committee, which is comprised entirely of independent directors, will consider the outcome of the shareholders’ non-binding advisory vote when making future executive compensation decisions to the extent they can determine the cause or causes of any signiﬁcant positive or negative voting results.

As described in detail under the section entitled “Compensation Discussion and Analysis,” our executive compensation program is designed to provide the level of compensation necessary to attract and retain talented and experienced executives, and to motivate them to achieve short-term and long-term goals, thereby enhancing shareholder value and creating a successful company. We are committed to tie pay to performance. Reﬂecting this commitment, due to the fact that the Company did not meet its performance objectives in 2016, in most cases, certain compensation components to our named executive ofﬁcers paid out below established targets, as further described on page 21 of the following Compensation Discussion and Analysis. Overall, we believe our executive compensation program meets each of our compensation objectives.

We were pleased to have received over 97% of all votes cast in support of the overall compensation of our executives at our 2016 Annual Meeting of Shareholders. The Compensation and Management Development Committee continued to apply the same philosophy and protocol it used in prior years to determine ﬁscal 2016 compensation. In addition, as described on page 23, we have several compensation governance programs in place to manage compensation risk and align the Company’s executive compensation with long-term shareholder interests.

Shareholders are encouraged to read the “Compensation Discussion and Analysis” section of this Proxy Statement, the accompanying compensation tables, and the related narrative disclosures, which more thoroughly discuss how our compensation policies and procedures implement our compensation philosophy.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE, ON AN ADVISORY BASIS, THE OVERALL COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS BY VOTING “FOR” THIS RESOLUTION.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis explains the key elements of our executive compensation program and compensation decisions for our named executive ofﬁcers (“Executives”). The Compensation and Management Development Committee of our Board of Directors (the “Committee”) oversees these programs and determines compensation for our Executives.

Introduction

In this Compensation Discussion and Analysis, we discuss the following:

• Executive Summary	page 20
• Compensation Objectives	page 23
• Elements of Compensation	page 24
• Compensation Analysis Framework	page 32

Executive Summary

Fiscal 2016 was a year in which we accelerated our transformation efforts to bring our customers the world's best clothing through creativity and innovation. At a glance:

Our Transformation Efforts and Key Management Changes

Beginning in 2015, we began to transform the Company to help us deliver more consistently for our customers and our shareholders. In 2016, we accelerated our efforts.

•
We streamlined our operating model to create a more efﬁcient global brand structure.

•
We closed approximately 100 international stores, inclusive of our Old Navy Japan business, in order to focus on the geographies with the greatest potential.

•
We continued to transform our product-to-market processes to increase speed and ﬂexibility, using our size and scale as a differentiating advantage.

•
Sonia Syngal was appointed Global President of Old Navy.

•
We hired Sebastian DiGrande as EVP, Strategy and Chief Customer Ofﬁcer to focus on deepening our relationship with our customers.

•
We hired Teri List-Stoll as EVP & CFO, an experienced ﬁnance chief with more than three decades in top leadership positions at large, complex global consumer goods companies.

Executives

•
Arthur Peck, Chief Executive Ofﬁcer

•
Teri List-Stoll, Executive Vice President & Chief Financial Ofﬁcer

•
Sabrina Simmons, Executive Vice President & Chief Financial Ofﬁcer (until January 2017)

•
Sebastian DiGrande, Executive Vice President, Strategy & Chief Customer Ofﬁcer

•
Jeff Kirwan, Global President, Gap

•
Sonia Syngal, Global President, Old Navy

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Business Performance & CEO Pay

Fiscal 2016 was a difﬁcult year for much of the retail industry as mall trafﬁc remained challenging and the industry continued to evolve at a rapid pace. Within our portfolio of Global brands, Old Navy delivered another year of positive sales growth. Gap continued to move forward in its transformation, while Banana Republic performance did not meet our expectations. Athleta’s performance was strong and we continue to see opportunity for the brand and category.

During the year, operating expenses increased overall due to restructuring costs and increased investment in some categories of expense, such as marketing, that we consider important for our continued transformation and the long-term health of the business.

The charts below show the directional alignment between Company performance, based on Net Sales and Diluted EPS, and our CEO’s year-over-year reported compensation (Mr. Murphy (2014) and Mr. Peck (2015 & 2016)).

Pay for Performance

For ﬁscal 2016, consistent with our philosophy of aligning Executive pay to performance, annual bonuses earned were at 15 – 39% of target for all Executives, except Ms. Syngal, who earned 121% of target, given the strong performance of Old Navy, and Mr. DiGrande, whose initial annual bonus was guaranteed to be at least equal to the target amount in order to recruit him from his prior employer.

Stock options granted to our Executives during the year have an exercise price well above the closing stock price at the end of the ﬁscal year, which means our stock price must increase signiﬁcantly for our Executives to realize any value from these awards. Our Long-Term Growth Program (“LGP”) awards with a 2014-2016 performance period paid out at 36%, 38% and 68% of target for Mr. Peck, Ms. Simmons and Ms. Syngal, respectively. Similarly for our 2016 LGP awards, based on our ﬁscal 2016 performance, even if target is achieved in future periods, the actual awards earned would not exceed 67% of the target shares for Mr. Kirwan and 92% of the target shares for all Executives except Ms. Syngal given strong performance at Old Navy.

Say On Pay – 97% Approval

At the 2016 Annual Meeting, shareholders were very supportive of the structure and philosophy of our pay program during ﬁscal 2015. Consequently, we made no material structural changes during ﬁscal 2016. We continued to set rigorous goals and align pay with performance.

CEO Pay – Total Reported & Realized Pay(1)

Mr. Peck’s pay since appointment to CEO on February 1, 2015 (2015 – 2016) is set forth below:

Average Annual Reported Pay: $7,523,482

Average Annual Realized Pay: $4,789,207

(1) Average Annual Reported Pay derived from the Summary Compensation Table on page 37. Realized Pay is compensation actually received by the CEO, including salary, net spread on stock option exercises, vested full value awards, and all other compensation amounts realized during the period. For comparison purposes, Realized Pay includes annual incentive payouts for the year earned as in Reported Pay. Excludes the value of unearned and unvested performance shares, including outstanding LGP awards, which will not actually be received, if earned, until a future date.

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Listening to Our Shareholders

Our Committee is comprised solely of experienced independent directors and has established effective means for communicating with shareholders. Our shareholders also have the opportunity for shareholders to cast a non-binding advisory vote on executive compensation at our Annual Meeting.

The Committee is very interested in the ideas and any concerns of our shareholders regarding executive compensation. An advisory vote on executive compensation was presented to our shareholders at last year’s Annual Meeting and approved by over 97% of shareholder votes, consistent with prior favorable advisory votes by our shareholders on executive compensation. We are also recommending that we continue to put executive compensation to an advisory shareholder vote annually.

CEO Compensation Summary

Our CEO’s compensation package is structurally similar to that of our other Executives. The package is intended to reward him for sustained improvement of the Company’s ﬁnancial performance and returns to shareholders while helping to promote alignment of interests across the executive team. The Committee used the same factors outlined under “Compensation Analysis Framework” below, as well as its judgment, to determine the structure and value of the package. Over 50% of the target long-term incentive compensation is in the form of performance shares and most of the total compensation opportunity requires achievement of performance goals or share price appreciation. Mr. Peck receives essentially the same beneﬁts and limited perquisites provided to our other Executives, except that he is provided limited personal use of a Company airplane. The package is described more fully below:

•
Base salary was increased by 2.7%, an amount slightly below the budgeted percentage increase for US employees, to $1,335,000.

•
Annual bonus target remained unchanged at 175% of base salary and based 100% on ﬁnancial performance. In ﬁscal year 2016, annual bonus was earned at 39% of target based on ﬁnancial performance, which was below our expectations.

•
We granted multi-year performance shares to Mr. Peck under the LGP. For LGP shares granted in 2014 to Mr. Peck prior to his appointment as CEO, and based on ﬁnancial performance during ﬁscal years 2014 – 2016, 12,201 shares, or 36% of the target amount, were earned. This further demonstrates alignment of executive pay to performance.

•
We granted stock options, with an exercise price of $30.18, to Mr. Peck covering 500,000 shares, which will vest over a four-year period subject to continued service. Our stock price must increase signiﬁcantly for the stock options to create any value for Mr. Peck.

The chart below shows the proportion of each component of our CEO’s ﬁscal 2016 compensation, as reported in the Summary Compensation Table on page 37, the majority of which is weighted toward incentive compensation tied to rigorous ﬁnancial goals and aligned with the long-term return to shareholders.

Fiscal 2016
CEO Compensation

1%
15%
10%
74%
Salary (15%)
Annual Bonus (10%)
Long-Term Incentives (74%)
All Other Compensation (1%)

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Compensation Governance

Overall, we believe that our executive compensation program met each of our compensation objectives and continues to demonstrate our strong commitment to pay for performance. The table below highlights key compensation practices – both the practices we believe support strong governance principles and the practices we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

What we do	What we don’t do

✓ Pay for Performance
We tie pay to performance. Our compensation programs are heavily weighted toward performance with limited perquisites.

✓ Tally Sheets
We review tally sheets, which are intended to summarize key elements of total compensation and potential wealth accumulation, for our Executives prior to making annual compensation decisions.

✓ Recoupment Policy
We have an incentive compensation recoupment (“clawback”) policy covering our Executives.

✓ Culture of Ownership
We have executive stock ownership requirements which we review on a regular basis and revise as needed.

✓ No Hedging
We prohibit Executives from engaging in any hedging or publicly-traded derivative transactions in Company stock.

✓ No Pledging
We prohibit Executives from pledging Company stock as collateral for a loan or for any other purpose.

✓ Independent Compensation Consultant
The Committee utilizes an independent compensation consulting ﬁrm, Frederic W. Cook & Co., Inc. The ﬁrm does not provide any other services to the Company.

X No Long-Term Employment Agreements with Guarantees
We do not have employment contracts of deﬁned length with our Executives or multi-year guarantees for base salary increases, bonuses or equity compensation.

X No Golden Parachute Tax Gross-Ups
None of our Executives are entitled to tax gross-up payments other than for relocation and international assignment related payments or services that are business-related and also generally available to other employees.

X No Repricing
We have not repriced stock options nor are we able to do so without shareholder approval.

X No SERP
We do not have a supplemental executive retirement plan (“SERP”).

X No Change in Control Arrangements
We do not have severance arrangements speciﬁc to a change in control.

X No Material Compensation Risk
We do not have incentive compensation arrangements for Executives that create potential material risk for the Company, based on a risk assessment conducted by the Company.

X No Dividends on Unearned Performance Awards
We do not pay dividends on unearned performance awards.

Compensation Objectives

Our compensation program is intended to align total compensation for executives with the short and long-term performance of the Company and to enable us to attract and retain executive talent. Speciﬁcally, the program is designed to:

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•
Support a performance-oriented culture;

•
Support our business strategy by motivating and rewarding achievement of short and long-term objectives, as well as individual contributions;

•
Attract and retain executive talent;

•
Link executive rewards to shareholder returns; and

•
Promote a culture of executive stock ownership.

Our program rewards executives for the achievement of corporate and divisional ﬁnancial and non-ﬁnancial objectives, for their individual contributions to these results, and for optimizing long-term returns to shareholders. The majority of each executive’s total compensation opportunity is weighted toward incentive compensation tied to the ﬁnancial performance of the Company and aligned with the long-term return to our shareholders. When we do not achieve targeted performance levels and/or our stock price does not appreciate, compensation that can be realized by our executives is substantially reduced. When we exceed targeted performance levels and/or our stock price appreciates, compensation that can be realized by our executives is substantially increased. We believe that this is the most effective means of aligning executive pay with our shareholders’ interests.

Elements of Compensation

The main components of our executive compensation program are:

•
Base salary;

•
Annual cash incentive bonus; and

•
Long-term incentives.

We have chosen these elements because we believe each supports achievement of one or more of our compensation objectives, and that together they have been and will continue to be effective in this regard. We also provide our Executives with beneﬁts and limited perquisites that are available to a broader group of employees or that are intended to maximize productivity.

The use and weight of each compensation element is based on the judgment of the Committee regarding the importance of each compensation objective in supporting our business and talent strategies, as well as the structure of these elements for executives at other companies. Base salary, beneﬁts and perquisites represent less than half of each Executive’s potential compensation at target performance levels, to emphasize the importance of performance-based compensation.

Base Salary

Base salaries are set at a level that the Committee believes will effectively attract and retain top talent, considering the factors described below under “Compensation Analysis Framework.” In addition, the Committee considers the impact of base salary changes on other compensation components where applicable. The Committee reviews base salaries for Executives in the ﬁrst ﬁscal quarter, and as needed in

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connection with promotions or other changes in responsibilities. The table below summarizes base salaries during ﬁscal 2016, and changes that occurred during the year.

Name	Base Salary on 1/30/2016	Base Salary on 1/28/2017	Comments
Arthur Peck	$1,300,000	$1,335,000	Salary was increased in March 2016 as part of the annual review by an amount slightly below the budgeted percentage increase for U.S. employees.
Teri List-Stoll	N/A	$875,000	Ms. List-Stoll joined the Company in January 2017 as Executive Vice President & Chief Financial Ofﬁcer.
Sebastian DiGrande	N/A	$730,000	Mr. DiGrande joined the Company in May 2016 as Executive Vice President, Strategy & Chief Customer Ofﬁcer.
Jeff Kirwan	$850,000	$900,000	Salary was increased in March 2016 as part of the annual review to position Mr. Kirwan appropriately relative to other executives.
Sonia Syngal	$750,000	$875,000	Salary was increased in April 2016 following Ms. Syngal’s appointment as Global President, Old Navy.
Former Executive
Sabrina Simmons	$875,000	$875,000	Ms. Simmons ceased to be Executive Vice President & Chief Financial Ofﬁcer in January 2017.

Annual Cash Incentive Bonus

Fiscal 2016 Annual Bonus

We have an annual cash incentive bonus program for Executives to motivate and reward achievement of ﬁnancial and individual objectives and to provide a competitive total compensation opportunity. Mr. Peck’s annual incentive bonus was based exclusively on earnings and net sales performance (weighted 75% and 25%, respectively) given his role as CEO and direct accountability for operating results. For Executives other than Mr. Peck, the annual incentive bonus was based on two components:

1.

75% of their total opportunity was based on the ﬁnancial performance of the Company or a division of the Company (of this, 75% was based on earnings, given the importance of accountability for operating results, and 25% on net sales, to drive top-line focus).

2.	25% of their total opportunity was based on subjective individual and organizational objectives to recognize results beyond earnings and net sales goals that contribute to the success of the Company.

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In setting the ﬁscal 2016 annual bonus structure, the Committee considered our business priorities and the factors described below under “Compensation Analysis Framework.” The table below describes the target annual bonus and potential payout range for each Executive. Ms. List-Stoll received a $400,000 sign-on bonus when she joined the Company in January 2017 and was not eligible for a bonus under our ﬁscal 2016 annual bonus program.

Name	Target Percentage of Base Salary	Potential Payout Range as a Percentage of Target
Arthur Peck	175%	0 – 200%
Sebastian DiGrande	80%	0 – 200%
Jeff Kirwan	100%	0 – 200%
Sonia Syngal (1)	80% / 100%	0 – 200%
Former Executive
Sabrina Simmons	100%	0 – 200%

Footnotes
(1)	Ms. Syngal’s bonus target was increased following her appointment to Global President in April 2016, consistent with other Global Presidents.

Financial Performance Component

Bonus payments based on ﬁnancial performance are generally made under the Executive Management Incentive Compensation Award Plan (“Executive MICAP”). The Committee approves threshold, target and maximum performance goals at the beginning of each performance period. Bonuses are paid under the ﬁnancial performance component only if threshold goals are exceeded. Actual bonuses are generally paid in March of each year.

Bonuses for ﬁscal 2016 ﬁnancial performance were based on earnings (weighted 75%) and net sales (weighted 25%) goals. Earnings and net sales were used to measure both Company and division performance, in both cases subject to potential adjustment for certain pre-established items that are unusual in nature or infrequently occur. The earnings measure was selected for ﬁscal 2016 and weighted more heavily because the Committee believed that earnings should continue to be a focus of Executives and is a good measure of actual operating performance within their control and accountability. The net sales measure is intended to drive top-line focus and to promote continued focus on growing market share. Measuring both earnings and net sales diversiﬁes performance metrics and we believe it provides an appropriate balance between cost management and top line performance. For ﬁscal 2016, a range of earnings and sales targets was used in light of heightened uncertainty from macroeconomic factors and our transformation activities.

The following table shows ﬁscal 2016 earnings and net sales goals expressed as a percentage of ﬁscal 2015 actual results. Goals for ﬁscal 2016 were set at realistic levels given our expected performance at the time they were established and were intended to provide a meaningful incentive for Executives to improve performance. Also shown are the actual weighted percentages achieved expressed as a percentage of ﬁscal 2015 actual results after adjustments made primarily to exclude goodwill impairment and restructuring charges, and the direct supply chain impact resulting from the ﬁre at our Fishkill, New York distribution facility. The Committee used discretion to reduce payouts to Mr. Peck and Ms. Syngal after considering the overall impact of the Fishkill ﬁre, and the actual attainment percentages below reﬂect this

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reduction. No other adjustments to the results were made other than neutralization of foreign exchange rate ﬂuctuations. Ms. Simmons, who left the Company in February 2017, was not eligible to receive a payout and has been excluded from the table below.

		2016 Earnings / Net Sales Goals as a Percentage of Fiscal 2015 Actual Earnings / Net Sales			Actual Fiscal 2016 Percentage Achieved After Adjustments
Name	Company / Division	Threshold	Target Range	Maximum	Earnings	Net Sales
Arthur Peck	Gap Inc.	87.9% / 101.1%	104.0-110.8% / 102.3-103.9%	115.1% / 104.4%	96.4%	98.8%
Sebastian DiGrande	Gap Inc.	87.9% / 101.1%	104.0-110.8% / 102.3-103.9%	115.1% / 104.4%	96.4%	98.8%
Jeff Kirwan	Gap Global	101.8% / 98.1%	127.4-132.6% / 100.1-101.3%	139.2% / 101.8%	90.5%	95.4%
Sonia Syngal (1)	Gap Inc.	87.9% / 101.1%	104.0-110.8% / 102.3-103.9%	115.1% / 104.4%	96.4%	98.8%
	Old Navy	91.6% / 102.3%	107.8-112.8% / 104.4-105.9%	116.2% / 106.4%	114.9%	102.6%

Footnotes
(1)	Ms. Syngal’s ﬁnancial performance component was based on Gap Inc. prior to her appointment to Global President, Old Navy in April and based on Old Navy thereafter.

Individual Objectives Component

Executives other than the CEO were eligible to receive bonuses based on individual performance and organizational objectives. At the beginning of the year, 32 objectives were established for Gap Inc. with shared accountability by Executives. These objectives consisted of initiatives centered on three key themes: (i) product, which included objectives on product design, production and distribution; (ii) customer experience, which included objectives for driving increased trafﬁc and mobile advancements; and (iii) talent, which included objectives on talent acquisition and management.

For Executives other than Mr. Peck, the extent to which these objectives were met, partially met, or exceeded was assessed qualitatively by Mr. Peck after the end of the ﬁscal year. In this regard, while certain of the objectives had quantitative components, there was no formulaic link between the extent to which a particular objective was satisﬁed and the ultimate payout that an Executive received. The CEO also had the discretion to consider some goals more heavily than others. In addition, in judging each Executive’s individual performance, the CEO took into account any additional initiatives and challenges that the Executive faced over the course of the year, as well as earnings performance, in determining a recommended payout. Payout amounts were then recommended to the Committee for consideration and approval.

Actual Bonuses

For ﬁscal 2016, performance against earnings and net sales goals applicable to each Executive was below target levels for all Executives, except Ms. Syngal. The following table describes the calculation of the actual bonus for ﬁscal 2016 for each eligible Executive. In order to recruit him from his prior employer, Mr. DiGrande was paid a $1,000,000 signing bonus and his annual bonus for ﬁscal 2016 was guaranteed to be at least the target amount, prorated for time he was in the role during the ﬁscal year. Ms. Simmons received a retention payment with repayment provisions in February 2015, of which a portion was earned in 2016. For additional details regarding Ms. Simmons' retention payment, please see our 2016 Proxy Statement. Ms. Simmons, who left the Company in February 2017, was not eligible to receive a payout and has been excluded from the table below.

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Name	Base Salary	x	Target Percentage of Base Salary	x	(	Actual Percentage Achieved: Financial Performance Component (1)	x	Weight	+	Actual Percentage Achieved: Individual Objectives Component (1)	x	Weight )	=	Actual Bonus
Art Peck	$1,330,288	x	175%	x		(39%	x	100%	+	N/A	x	N/A )	=	$917,511
Sebastian DiGrande (2)	$503,379	x	80%	x	(	N/A	x	75%	+	N/A	x	25% )	=	$402,703
Jeff Kirwan	$893,269	x	100%	x		(0%	x	75%	+	60%	x	25% )	=	$133,990
Sonia Syngal (3)	$849,931	x	80% / 100%	x		(39% / 124%	x	75%	+	150%	x	25% )	=	$992,501

Footnotes
(1) (2)	Actual percentages achieved are rounded for presentation. Mr. DiGrande received an annual bonus guaranteed at the target amount, prorated for time he was in the role during the ﬁscal year.
(3)	Ms. Syngal’s bonus target was increased following her appointment to Global President in April 2016.

Long-Term Incentives

Stock-based long-term incentives align executive compensation and shareholder returns by linking a signiﬁcant portion of total compensation to the performance of our stock. Unlike some of the members of our peer group, we do not have a pension plan, and we rely on long-term incentives to provide a substantial percentage of each Executive’s potential retirement savings. Long-term incentives have typically consisted of stock options, stock units or performance shares. It has been our practice to grant long-term incentives to Executives on an annual basis, usually in the ﬁrst quarter of each ﬁscal year. This timing was selected because it follows the release of our annual ﬁnancial results and completion of annual compensation reviews. We also grant long-term incentives on other dates to newly hired Executives and periodically in connection with promotions or for special recognition and retention. Grants are typically approved by the Committee at a meeting and are effective on the meeting date or, if approved by unanimous written consent, the date of the last signature on the consent. However, the effective date for new hires is no earlier than the ﬁrst day of employment. Stock-based awards are granted under our 2016 Plan, which was approved by our shareholders.

In determining the long-term incentive structure and award amounts, the Committee considered the factors described below under “Compensation Analysis Framework,” including a review of each individual’s accumulated vested and unvested awards, the current and potential realizable value over time using stock appreciation assumptions, vesting schedules, comparison of individual awards between Executives and in relation to other compensation elements, shareholder dilution and accounting expense.

Stock Options

We believe stock options focus Executives on managing the Company from the long-term perspective of an owner. Stock options provide value to the recipient only if the price of our stock increases. Because of this inherent linkage to increased shareholder returns, we believe stock options are an important component of executive long-term incentive compensation. However, we believe that this component as a percentage of total long-term incentive grant value should typically be weighted at less than 50% to balance performance focus and potential compensation-related risk, so that the majority of long-term incentive value at grant is placed on full-value awards, including those subject to achievement of performance goals. Award amounts for Executives were increased in ﬁscal 2016 in order to promote retention in a difﬁcult retail industry environment and to further incentivize Executives. Ms. Syngal was granted additional stock options in April 2016 in connection with her appointment as Global President, Old Navy. Mr. DiGrande and Ms. List-Stoll received an initial stock option grant covering 325,000 shares and 200,000 shares, respectively, to induce them to join the Company. The options vest based on continued service at a rate of 25% annually beginning one year from the grant date. Awards were differentiated based

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on the Executive’s role in the organization and competitive practice. All stock options granted to employees during ﬁscal 2016 had an exercise price equal to the closing price of our stock on the date of grant. The stock option grants received by our Executives are described in more detail in the Grants of Plan-Based Awards table on page 41.

Stock options typically vest based on continued service at a rate of 25% annually beginning one year from the grant date, which we have determined helps meet our retention objectives. We have also used other vesting schedules to align with timing of compensation being forfeited at a prior employer for new hires or to align with critical retention periods. Stock options are typically granted with a maximum term of ten years and vested options are exercisable for three months following employment termination. Vesting is generally accelerated upon death or retirement if the stock options are held for at least one year.

Stock Units and Performance Shares

A portion of long-term incentives is delivered in units representing full-value shares of our stock to drive performance, promote retention and foster a long-term ownership perspective. Unlike stock options, full-value share awards, in combination with stock ownership requirements, subject Executives to the same downside risk experienced by shareholders but still encourage retention if our stock price does not appreciate, and help to focus Executives on sustaining the value of the Company. In general, we believe the grant or vesting of a signiﬁcant percentage of full-value shares for Executives should be based on performance against annual or long-term objectives unless they are made to offset compensation from prior employment in the case of new hires. However, to balance our performance, retention, and ownership objectives, in the past we have granted stock units or other full-value shares that vest only for continued service with the Company, and we may do so in the future. Mr. DiGrande and Ms. List-Stoll each received an initial stock unit grant covering 100,000 shares to induce them to join the Company. The stock units vest based on continued service at a rate of 25% annually beginning one year from the grant date. The stock unit grants received by our Executives are described in more detail in the Grants of Plan-Based Awards table on page 41.

Stock units that are granted to Executives other than the CEO have in most cases been scheduled to vest over three or four years, but the schedule may differ based on critical retention or performance periods, or the vesting of compensation being forfeited at a prior employer for new hires. Executives generally must be employed on the vesting date or awards are forfeited. Vesting is generally accelerated upon death or retirement if the awards are held for at least one year and any performance conditions have been previously satisﬁed. Additional circumstances under which vesting of long-term incentives may be accelerated is described on pages 47-49 of this Proxy Statement.

LGP (Long-Term Growth Program)

Executives are eligible to participate in the LGP, which is intended to promote sustained improvement in ﬁnancial performance and long-term value creation for shareholders, while taking into account the inherent difﬁculty in setting long-term performance goals in the volatile retail industry. Mr. DiGrande joined the Company in May 2016 as Executive Vice President, Strategy and Chief Customer Ofﬁcer and received a prorated LGP grant for ﬁscal 2016. Ms. Syngal was appointed as Global President, Old Navy in April 2016 and received additional LGP shares in order to bring her total grant to the Global President level. Ms. List-Stoll joined the Company in January 2017 as Executive Vice President and Chief Financial Ofﬁcer and did not receive a LGP grant for ﬁscal 2016. The key features of the program are described below:

•
Each Executive is eligible to receive an annual performance share award. Performance shares give the Executive the right to receive a number of shares of our stock based on achievement against performance goals during a speciﬁed three-year performance period. Actual shares paid out, if any, will vary based on achievement of the performance goals.

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•
The number of actual shares paid after the end of three years is based on two performance metrics: (i) average attainment of separate annual earnings goals that are established each year over three years, measured at the division level for Global Presidents and the corporate level for those with Company-wide responsibilities, and (ii) attainment of a three-year cumulative Company earnings goal set at the beginning of the same three-year period. The potential payout range as a percentage of the target award based on average annual earnings attainment is 0% to 250%. The award is modiﬁed up or down by up to 20% (for a maximum opportunity of 300% of target) based on the level of attainment of the cumulative Company earnings goal.

•
If earned, 50% of the award is payable at the end of the three-year performance period, and the remaining 50% is subject to a one-year vesting schedule based on continued service with the Company.

The table below describes the potential payout range as a percentage of the target award for the ﬁscal 2016-2018 performance period. The target number of shares was determined using our closing stock price on the date of grant and a percentage of base salary. Targets were increased for ﬁscal 2016 to further incentivize Executives to improve performance and for retention after considering relevant factors described below under “Compensation Analysis Framework”. The performance share grants represent only an opportunity to earn actual shares of our stock based on achievement of performance goals over three years. The associated amount listed in the Summary Compensation Table under Stock Awards is the grant date fair value for accounting purposes, which is the required disclosure under SEC rules, not necessarily the compensation that will be actually realized by each Executive. The same threshold, target range, maximum earnings goals, and adjustments described above under “Fiscal 2016 Annual Bonus” applied to the 2016 performance year under the LGP. We use earnings for both annual cash awards and performance-based long-term incentives because we believe that it is the best metric to drive shareholder value. The use of annual goals over a three-year period maintains our ability to set realistic goals while creating focus on results over a longer time horizon and a strong linkage to overall long-term Company results. All payments are made in shares at vesting and dividends are not paid or accrued on unvested shares. Ms. Simmons left the Company in February 2017 and is not eligible to receive a payout under the ﬁscal 2015 or ﬁscal 2016 awards.

Fiscal 2016 Award Potential Payout
Name	Target Percentage of Base Salary	Target Number of Performance Shares	Potential Payout Range as Percentage of Target Shares
Arthur Peck	500%	221,172	0 – 300%
Sebastian DiGrande	120%	21,769	0 – 300%
Jeff Kirwan	180%	53,677	0 – 300%
Sonia Syngal	180%	52,186	0 – 300%
Former Executive
Sabrina Simmons	180%	52,186	0 – 300%

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The following table describes the actual achievement levels and actual shares for the LGP awards for the completed ﬁscal 2014-2016 performance period for each eligible Executive.

Fiscal 2014 Award Achievement
Name	Target Shares	Year 1, Year 2, & Year 3 (2014-2016) Actual Percentage Achieved			Three Year Average	Actual Cumulative Company Earnings Goal Modiﬁer	Actual Percentage Achieved (1)	Actual Shares (1)
Arthur Peck	33,767	59%	0%	76%	45%	20%	36%	12,201
Sonia Syngal	14,218	64%	0%	191%	85%	20%	68%	9,669
Former Executive
Sabrina Simmons	29,324	64%	0%	76%	47%	20%	38%	11,005

Footnotes
(1)

Actual percentage achieved is rounded for presentation and is the three-year average, decreased by the cumulative Company earnings goal modiﬁer. Actual shares is the product of the target shares and the actual percentage achieved.

The table below describes, for each eligible Executive, the actual percentage achievement levels for the completed ﬁscal years under the LGP awards for the ﬁscal 2015-2017 and ﬁscal 2016-2018 performance periods. Final achievement and actual shares for these outstanding awards are still subject to the remaining performance periods and the cumulative Company earnings goal over the same three-year performance period.

	Fiscal 2015 Award Achievement			Fiscal 2016 Award Achievement
		Year 1 (2015)	Year 2 (2016)		Year 1 (2016)
Name	Target Shares	Actual Percentage Achieved	Actual Percentage Achieved	Target Shares	Actual Percentage Achieved
Arthur Peck	141,749	0%	76%	221,172	76%
Sebastian DiGrande	N/A	N/A	N/A	21,769	76%
Jeff Kirwan	30,894	0%	0%	53,677	0%
Sonia Syngal	18,173	0%	191%	52,186	191%

Beneﬁts and Perquisites

Executives generally are eligible for the same health and welfare plans as other full-time Gap Inc. employees, including medical, dental, life and disability insurance, and retirement plans. Although not a signiﬁcant part of total compensation, we also provide limited additional beneﬁts and perquisites to our Executives, which we believe are reasonable and consistent with our overall compensation objectives. These perquisites and beneﬁts include: ﬁnancial planning services or an allowance, as Executives typically have more complex ﬁnancial planning requirements; participation in a deferred compensation plan that is offered to all highly compensated employees, as a means to help meet retirement savings goals; and matching charitable donations, up to certain annual limits, which are available to all employees. For Mr. Peck only, we allow limited personal use of a Company airplane at an amount not to exceed $150,000 per year based on the incremental cost to the Company in order to provide an efﬁcient way for Mr. Peck to manage travel and time commitments.

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Various agreements, as described in more detail beginning on page 47, provide for severance beneﬁts in the event of a termination of employment. These beneﬁts were selected in light of competitive conditions and customary practices at the time of their implementation.

The value of the beneﬁts and perquisites received by our Executives are described in more detail in the footnotes to the Summary Compensation Table beginning on page 40.

Stock Ownership Requirements for Executive Ofﬁcers / Hedging and Pledging Prohibitions

We have minimum stock ownership requirements for certain executive positions to more closely link executive and shareholder interests, to balance potential rewards and risks, and to encourage a long-term perspective in managing the Company. Each executive has ﬁve years from the date of his or her appointment to reach the requirement.

As of January 28, 2017, all Executives had either met the shares requirement in the table below or had remaining time to do so.

Requirements (shares)
CEO	300,000
Global President	75,000
Corporate Executive Vice President	40,000

Executives not meeting the requirement must retain 50% of their after-tax shares acquired through stock compensation programs until the requirement is reached.

For purposes of determining stock ownership levels, in addition to shares held directly, certain forms of equity interests in the Company count towards the stock ownership requirement, including non-performance-based stock units (vested or unvested) and shares held within our 401(k) Plan. A complete description of the requirements, including a complete list of accepted forms of ownership, is located at

www.gapinc.com (follow the Investors, Governance, Executive Stock Ownership links).

Our insider trading policy applicable to executives prohibits speculation in our stock, including short sales, hedging or publicly-traded option transactions. We also prohibit executives from pledging Company stock as collateral for a loan or for any other purpose.

Termination Payments

Various agreements, as described in more detail beginning on page 47, provide for severance beneﬁts in the event of a termination of employment. These beneﬁts were selected in light of competitive conditions and customary practices at the time of their implementation. We have no severance arrangements speciﬁc to a change in control.

Compensation Analysis Framework

The Committee reviews executive compensation at least annually. The Committee’s review includes base salary, annual incentives, long-term incentives and the value of beneﬁts and perquisites. Each element is reviewed individually and in total using tally sheets, which are intended to summarize all of the elements of total actual and potential compensation and wealth accumulation. The tally sheets present

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the dollar value of each compensation component, including accumulated vested and unvested long-term incentive gains and potential gains using stock price assumptions, vesting schedules for long-term incentive awards, accumulated deferred compensation and potential severance beneﬁts.

The Committee also uses a summary of compensation data covering other companies to support its analysis. The Committee selected a broad spectrum of retail and consumer products companies for purposes of comparing market compensation levels (the “peer group”) because we have both recruited from and lost executive talent to these industries in the past, and to ensure appropriate scope and complexity relative to the Company. Because the size of the peer group companies varies considerably, regression analysis is used where appropriate to adjust the compensation data for differences in Company revenues.

The peer group is reviewed by the Committee each year. The peer group used in 2016 was comprised of the companies listed below and reﬂects changes from the prior year (removal of J.C. Penney and Sears Holdings and addition of Under Armour and V.F. Corporation) to better align with Gap Inc.’s talent market and global presence.

Abercrombie & Fitch American Eagle Outﬁtters Avon Products Best Buy Children’s Place Retail Stores Coach Coca-Cola Costco Wholesale Estee Lauder Companies Disney General Mills	J. Crew Kellogg Kimberly Clark Kohl’s Levi Strauss L Brands Macy’s McDonald’s Nike Nordstrom PepsiCo	Polo Ralph Lauren PVH Corporation Ross Stores Staples Starbucks Target TJX Companies Under Armour V.F. Corporation Williams-Sonoma YUM! Brands

The majority of the peer group provides compensation data through surveys conducted by Willis Towers Watson, an international consulting company. The surveys provide levels of base salary, annual incentives, and long-term incentive grant values in a summarized form, and we believe that this data provides a reasonable indicator of total compensation values for the peer group. This data is supplemented by information obtained through proxy statement disclosures and other public sources. The Committee uses the peer group data along with the tally sheet data as a frame of reference to inform compensation decisions, but compensation is not set to meet speciﬁc benchmarks or percentiles.

In conducting its analysis and determining compensation, the Committee also takes into account the following factors where relevant:

•
Business and talent strategies;

•
The nature of each Executive’s role;

•
Individual performance (based on speciﬁc ﬁnancial and operating objectives for each Executive, as well as leadership behaviors);

•
Compensation history, including at former employers in the case of new hires;

•
Future potential contributions by the Executive;

•
Internal comparisons to other Executives;

•
Comparisons of the value and nature of each compensation element to each other and in total; and

•
Retention risk.

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As described below, the Committee also considers management’s recommendations and advice from the Committee’s independent compensation consultant when appropriate. The Committee periodically reviews the accounting and tax implications of each compensation element, and shareholder dilution in the case of equity awards.

Role of the CEO and Compensation Consultant

The CEO evaluates each Executive using relevant factors described above under “Compensation Analysis Framework” and makes recommendations to the Committee about the structure of the compensation program and individual arrangements. The CEO is generally present at Committee meetings when compensation, other than his own, is considered and approved. However, approval rests solely with the Committee.

The Committee has engaged Frederic W. Cook & Co. as its independent compensation consultant to advise the Committee periodically on the compensation program structure and individual compensation arrangements. The consultant was selected by the Committee and does not provide any other services to the Company. In addition, we have conducted a review of the Committee’s relationship with its compensation consultant, and have identiﬁed no conﬂicts of interest. From time to time, the consultant attends Committee meetings, presents brieﬁngs on general and retail-industry compensation trends and developments, and is also available to the Committee outside of meetings as necessary. The consultant reports directly to the Committee, although the consultant meets with management from time to time to obtain information necessary to advise the Committee.

Accounting and Tax Considerations

Accounting, tax and related ﬁnancial implications to the Company and Executives are considered during the analysis of our compensation and beneﬁts program and individual elements. Overall, the Committee seeks to balance attainment of our compensation objectives with the need to maximize current tax deductibility of compensation that may impact earnings and other measures of importance to shareholders. The Committee determined that the accounting and tax impacts described below were reasonable in light of our objectives.

In general, base salary, annual cash incentive bonus payments, and the costs related to beneﬁts and perquisites are generally recognized as compensation expense at the time they are earned or provided. Share-based compensation expense is recognized in our consolidated statements of income for stock options, stock units, and performance shares.

Subject to the exceptions and limits below, we generally deduct for federal income tax purposes all payments of compensation and other beneﬁts to Executives. We do not deduct deferred compensation until the year that the deferred compensation is paid to an Executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1,000,000 paid to the principal executive ofﬁcer or any of the other three most highly compensated executive ofﬁcers (other than the principal ﬁnancial ofﬁcer) unless the compensation is based on attainment of pre-established objective performance goals and certain other requirements are met. It is our preference to qualify executive compensation as deductible under Section 162(m) where we determine it is consistent with our interests and compensation objectives. However, to maintain maximum ﬂexibility in achieving compensation objectives, the Committee, while considering company tax deductibility as one of its factors in determining compensation, will not limit compensation to those levels or types of compensation that are intended to be deductible. Our compensation plans have generally been designed to permit awards that qualify as deductible under Section 162(m). However, the

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individual objectives component of the annual incentive bonus is qualitative in nature and is subject to the deduction limits of Section 162(m). In addition, stock units, other than performance shares, that have vesting based only on continued service are also subject to the deduction limits of Section 162(m). Because of the fact-based nature of the performance-based compensation exception and the limited amount of guidance, there is no guarantee that compensation that is intended to comply with the performance-based compensation exception under Section 162(m) will in fact so qualify.

Section 4999 and Section 280G of the Internal Revenue Code provide that executives could be subject to additional taxes if they receive payments or beneﬁts that exceed certain limits in connection with a change in control of the Company and that the Company could lose an income tax deduction for such payments. We have not provided any Executive with tax gross-ups or other reimbursement for tax amounts the Executive might be required to pay under Section 4999.

Recovery and Adjustments to Awards

Subject to the approval of the Board, we will require reimbursement and/or cancellation of any bonus or other incentive compensation, including stock-based compensation, where all of the following factors are present: (i) the award was predicated upon the achievement of certain ﬁnancial results that were subsequently the subject of a restatement, (ii) in the Board’s view, the Executive engaged in fraud or intentional misconduct that was a substantial contributing cause to the need for the restatement, and (iii) a lower award would have been made to the Executive based upon the restated ﬁnancial results. In each such instance, we will seek to recover the individual Executive’s entire annual bonus or award for the relevant period, plus a reasonable rate of interest. The Board is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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COMPENSATION COMMITTEE REPORT

The Compensation and Management Development Committee (the “Committee”) has reviewed and discussed this Compensation Discussion and Analysis with management. Based on the review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our annual report on Form 10-K for the ﬁscal year ended January 28, 2017 and the Proxy Statement for the 2017 Annual Meeting of Shareholders.

Bob L. Martin (Chair)

Brian Goldner
Domenico De Sole
Katherine Tsang

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Summary Compensation Table

The following table shows compensation information for ﬁscal 2016, which ended January 28, 2017, for our CEO, CFO, the three other most highly compensated executive ofﬁcers at ﬁscal year-end, and another ofﬁcer who served as the Company's principal ﬁnancial ofﬁcer during the ﬁscal year, regardless of compensation, as required under SEC rules (“named executive ofﬁcers”). The table also shows compensation information for ﬁscal 2015 and ﬁscal 2014, which ended January 30, 2016 and January 31, 2015, respectively, for those named executive ofﬁcers who also were named executive ofﬁcers in either of those years.

Name and Principal Position (1)	Fiscal Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4) (5)	Option Awards ($) (5) (6)	Non-Equity Incentive Plan Compensation ($) (7)	Change in Pension Value and Nonqualiﬁed Deferred Compensation Earnings ($) (8)	All Other Compensation ($) (9)	Total ($)
Arthur Peck	2016	1,330,288	0	3,637,795	2,932,000	917,511	0	88,572	8,906,166
CEO	2015	1,300,000	0	2,733,227	2,079,960	0	0	27,611	6,140,798
	2014	943,269	0	1,397,332	656,576	419,411	0	93,424	3,510,012
Teri List-Stoll	2016	30,288	0	2,192,680	1,076,000	0	0	22,874	3,321,842
EVP and CFO
Sebastian DiGrande	2016	505,385	342,466	1,725,887	1,147,445	402,703	0	29,400	4,153,286
EVP, Strategy & Chief Customer Ofﬁcer
Jeff Kirwan	2016	893,269	0	771,499	1,319,400	133,990	0	65,394	3,183,552
Global President, Gap	2015	850,000	0	3,642,268	555,728	127,500	0	1,061,541	6,237,037
Sonia Syngal	2016	850,000	0	729,630	1,081,720	992,501	0	70,603	3,724,454
Global President, Old Navy	2015	750,000	0	3,378,237	243,131	90,000	0	67,541	4,528,909
Former Executive Ofﬁcer
Sabrina Simmons	2016	875,000	500,000	1,048,174	1,319,400	0	0	67,195	3,809,769
Former EVP and CFO	2015	868,269	0	4,156,533	625,194	130,241	0	64,810	5,845,047
	2014	825,000	0	2,258,223	738,648	457,385	0	63,651	4,342,907

Footnotes
(1)

Mr. Peck became our CEO in February 2015. Ms. List-Stoll became our CFO in January 2017. Mr. DiGrande became an executive ofﬁcer of the Company in May 2016. Ms. Simmons ceased to be our CFO in January 2017.

(2)

The amounts in this column for Ms. Syngal in ﬁscal 2016, for Mr. Kirwan in 2016, for Mr. Peck in 2014 and 2016, and for Ms. Simmons in ﬁscal 2015, reﬂect the prorated payment of their salaries based on changes during the year. Base salary changes in ﬁscal 2016 are further described on page 25 of the Compensation Discussion and Analysis section.

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Footnotes (continued)
(3)

The amount in this column for Mr. DiGrande reﬂects the earned portion of a bonus with repayment provisions that he received when he joined the Company. The amount in this column for Ms. Simmons reﬂects the earned portion of a retention payment with repayment provisions from February 2015. For additional details regarding Ms. Simmons' retention payment, please see our 2016 Proxy Statement.

(4)

This column reﬂects the aggregate grant date fair value for awards of stock during ﬁscal 2016, 2015 and 2014, computed in accordance with FASB ASC 718. These amounts reﬂect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive ofﬁcers. For 2014, this column includes (a) the grant date fair value of the target number of shares that may be earned under the Company’s Long-Term Growth Program (LGP) with respect to year 3 of a three-year performance period beginning with ﬁscal 2012 (“LGP 1”), (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of a three-year performance period beginning with ﬁscal 2013 (“LGP 2”), and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2014 (“LGP 3”). For 2015, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 2, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 3, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2015 (“LGP 4”). For 2016, this column includes (a) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 3 of LGP 3, (b) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 2 of LGP 4, and (c) the grant date fair value of the target number of shares that may be earned under the LGP with respect to year 1 of a three-year performance period beginning with ﬁscal 2016 (“LGP 5”). See page 31 of the Compensation Discussion and Analysis section for actual shares granted under LGP 3. Mr. Kirwan received his ﬁrst grant under the LGP in 2015, and Mr. DiGrande received his ﬁrst grant under the LGP in 2016.

For executives other than Mr. Peck, this column also includes the aggregate grant date fair value of any restricted stock units granted during ﬁscal 2016, 2015 and 2014.

Details on the ﬁgures included in this column for 2016 are reﬂected in the following table. Details on the ﬁgures included in this column for 2015 and 2014 are included in our 2016 and 2015 Proxy Statements.

	LGP 3 (FY 2014 Grant) Year 3 Target Shares Grant Date Fair Value ($)	LGP 4 (FY 2015 Grant) Year 2 Target Shares Grant Date Fair Value ($)	LGP 5 (FY 2016 Grant) Year 1 Target Shares Grant Date Fair Value ($)	Grant Date Fair Value of Non-LGP Stock Awards ($)	Total Reported in Stock Awards Column (Rounded to the nearest dollar) ($)
Arthur Peck	324,369	1,319,192	1,994,234	0	3,637,795
Teri List-Stoll	0	0	0	2,192,680	2,192,680
Sebastian DiGrande	0	0	110,727	1,615,160	1,725,887
Jeff Kirwan	0	287,520	483,979	0	771,499
Sonia Syngal	136,578	169,111	423,941	0	729,630
Sabrina Simmons (a)	281,687	295,952	470,535	0	1,048,174

(a)	Ms. Simmons, who left the Company in February 2017, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.

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Footnotes (continued)

The total grant date fair value of the LGP awards if maximum performance conditions were achieved over the entire three-year period under LGP 3, LGP 4 and LGP 5 are detailed in the following tables. The grant date fair values per share used in calculating the total grant date fair values below were as follows: (i) year 1 of LGP 3 ($39.21), year 2 of LGP 3 ($39.01), and year 3 of LGP 3 ($28.82), (ii) year 1 of LGP 4 ($38.13), and years 2 and 3 of LGP 4 ($27.92), and (iii) years 1, 2 and 3 of LGP 5 ($20.80 for Ms. Syngal, $15.26 for Mr. DiGrande, and $27.05 for the other named executive ofﬁcers). The grant date fair value for year 2 of LGP 4 was used for year 3 of LGP 4, and the grant date fair value for year 1 of LGP 5 was used for years 2 and 3 of LGP 5. Mr. Kirwan did not receive an LGP grant in ﬁscal 2014, Mr. DiGrande did not receive an LGP grant until he joined the Company in 2016, and Ms. List-Stoll did not receive an LGP grant until she joined the Company in 2017. For a description of the Company’s Long-Term Growth Program, please see pages 29-31 of the Compensation Discussion and Analysis section.

LGP 3 (FY 2014 Cycle)	Maximum Shares Total Grant Date Fair Value ($)	LGP 4 (FY 2015 Cycle)	Maximum Shares Total Grant Date Fair Value ($)	LGP 5 (FY 2016 Cycle)	Maximum Shares Total Grant Date Fair Value ($)
Art Peck	3,614,420	Art Peck	13,320,154	Art Peck	17,948,108
Teri List-Stoll	n/a	Teri List-Stoll	n/a	Teri List-Stoll	n/a
Sebastian DiGrande	n/a	Sebastian DiGrande	n/a	Sebastian DiGrande	996,585
Jeff Kirwan	n/a	Jeff Kirwan	2,903,109	Jeff Kirwan	4,355,889
Sonia Syngal	1,521,895	Sonia Syngal	1,707,717	Sonia Syngal	3,815,550
Sabrina Simmons (a)	3,138,841	Sabrina Simmons (a)	2,988,434	Sabrina Simmons (a)	4,234,894

	(a)	Ms. Simmons, who left the Company in February 2017, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.

(5)

Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 20, 2017 for the relevant assumptions used to determine the compensation cost of our stock and option awards. Please refer to the Grants of Plan-Based Awards table in this Proxy Statement and in our 2016 and 2015 Proxy Statements for information on awards actually granted in ﬁscal 2015 and 2014.

(6)

This column reﬂects the aggregate grant date fair value for awards of stock options during ﬁscal 2016, 2015 and 2014, computed in accordance with FASB ASC 718. These amounts reﬂect the grant date fair value, and do not necessarily represent the actual value that may be realized by the named executive ofﬁcers.

(7)

The amounts in this column reﬂect the non-equity amounts earned by the named executive ofﬁcers under the Company’s annual incentive bonus plan. For Mr. DiGrande, this amount reﬂects the guaranteed portion of his annual bonus for ﬁscal 2016 under his employment agreement.

(8)

No above-market or preferential interest rate options are available under our deferred compensation programs. Please refer to the Nonqualiﬁed Deferred Compensation table for additional information on deferred compensation earnings.

(9)	The amounts shown in the All Other Compensation column are detailed in the following table.

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Name	Fiscal Year	Personal Use of Airplane ($) (a)	Financial Counseling ($) (b)	Tax Payments ($) (c)	Deferred Compensation Plan Match ($) (d)	401(k) Plan Match ($) (e)	Disability Plan ($) (f)	Life Insurance ($) (g)	Relocation ($) (h)	Gift Matching ($) (i)	Other ($) (j)	Total ($)
Arthur Peck	2016	19,523	14,838	0	42,477	10,703	524	507	0	0	0	88,572
	2015	0	14,800	0	0	11,261	650	900	0	0	0	27,611
	2014	0	14,800	0	27,139	11,813	624	1,128	0	10,000	27,920	93,424
Teri List-Stoll	2016	0	0	0	0	0	16	48	22,810	0	0	22,874
Sebastian DiGrande	2016	0	9,182	0	7,485	11,678	548	507	0	0	0	29,400
Jeff Kirwan	2016	0	14,838	0	24,938	10,342	527	507	14,242	0	0	65,394
	2015	0	14,800	777,099	23,400	9,881	647	900	234,814	0	0	1,061,541
Sonia Syngal	2016	0	18,341	0	22,919	8,553	489	648	15,703	3,950	0	70,603
	2015	0	10,627	0	18,823	8,774	650	900	23,272	4,495	0	67,541
Sabrina Simmons	2016	0	14,838	0	24,400	11,785	524	648	0	15,000	0	67,195
	2015	0	14,800	0	23,938	9,529	643	900	0	15,000	0	64,810
	2014	0	14,800	0	22,600	10,387	736	1,128	0	14,000	0	63,651

(a)

The Compensation and Management Development Committee determined that it was appropriate to provide Mr. Peck use of a Company airplane for limited personal use (not to exceed $150,000 per ﬁscal year in incremental cost to the Company). As required by SEC rules, the amounts shown are the incremental cost to the Company of personal use of the Company airplane and are calculated based on the variable operating costs to the Company, including fuel costs, mileage, trip-related maintenance, and other miscellaneous variable costs. Since the Company airplane is primarily used for business travel, ﬁxed costs which do not change based on usage, such as the pilot's salary and maintenance costs unrelated to the trip, are excluded.

(b)

We provide certain executive ofﬁcers access to ﬁnancial counseling services, which may include tax preparation and estate planning services. We value this beneﬁt based on the actual cost for those services.

(c)	For Mr. Kirwan, these amounts reﬂect tax reimbursements in connection with his previous international assignments and relocation to the U.S.
(d)

These amounts reﬂect Company matching contributions under the Company’s nonqualiﬁed Deferred Compensation Plan for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualiﬁed plan limit ($265,000 for calendar year 2016), which are matched at up to 4% of base pay, the same rate as is in effect under the Company’s 401(k) plan.

(e)	These amounts reﬂect Company matching contributions under the Company’s 401(k) Plan.
(f)	These amounts reﬂect premium payments for long-term disability insurance, which is available to beneﬁts-eligible employees generally.
(g)	These amounts reﬂect premiums paid for life insurance provided to employees at the Director level and above.
(h)

For Mr. Kirwan, the amounts reﬂect costs in connection with his relocation from China to New York when he assumed the role of Global President, Gap brand. For Ms. Syngal, the amounts reﬂect costs in connection with her relocation from the U.K. to San Francisco.

(i)

These amounts reﬂect Company matching contributions under the Company’s Gift Match Program, available to all employees, under which contributions to eligible nonproﬁt organizations are matched by the Company, up to certain annual limits. In ﬁscal 2016, the limit for the named executive ofﬁcers was $15,000, with the exception of Mr. Peck who had an annual matching limit of $100,000. The annual gift match eligibility limits are based on the executive’s original donation date.

(j)

The amount in this column for Mr. Peck reﬂects reimbursement of attorney fees he incurred in connection with the review of his October 2014 agreement with the Company regarding his transition to the CEO position.

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Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the named executive ofﬁcers during ﬁscal 2016, which ended on January 28, 2017. The option awards and the unvested portion of the stock awards identiﬁed in the table below are also reported in the Outstanding Equity Awards at Fiscal Year-End table.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arthur Peck	3/14/16	3/14/16								500,000	30.18	2,932,000
						5,065	11,255	33,767				324,369
						21,262	47,249	141,749				1,319,192
						33,175	73,724	221,172				1,994,234
	N/A			2,328,005	4,656,010
Teri List-Stoll	1/17/17	11/09/16								200,000	24.15	1,076,000
	1/17/17	11/09/16							100,000			2,192,680
Sebastian DiGrande	5/23/16	4/18/16								325,000	18.41	1,147,445
	5/23/16	4/18/16							100,000			1,615,160
	5/23/16	4/18/16				3,265	7,256	21,769				110,727
	N/A			402,703	805,407
Jeff Kirwan	3/14/16	3/14/16								225,000	30.18	1,319,400
	3/14/16	3/14/16				4,634	10,298	30,894				287,520
	3/14/16	3/14/16				8,051	17,892	53,677				483,979
	N/A		223,317	893,269	1,786,538
Sonia Syngal	3/14/16	3/14/16								125,000	30.18	733,000
	4/13/16	3/31/16								75,000	23.93	348,720
	3/14/16	3/14/16				2,132	4,739	14,218				136,578
	3/14/16	3/14/16				2,725	6,057	18,173				169,111
	3/14/16	3/14/16				4,473	9,940	29,821				268,877
	4/13/16	3/31/16				3,354	7,455	22,365				155,064
	N/A		204,962	819,849	1,639,698
Former Executive Ofﬁcer
Sabrina Simmons	3/14/16	3/14/16								225,000	30.18	1,319,400
	3/14/16	3/14/16				4,398	9,774	29,324				281,687
	3/14/16	3/14/16				4,770	10,600	31,802				295,952
	3/14/16	3/14/16				7,827	17,395	52,186				470,535

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Footnotes
(1)

The amounts shown in these columns reﬂect the estimated potential payment levels for the ﬁscal 2016 performance period under the Company’s annual incentive bonus plan, further described on pages 25-28 of the Compensation Discussion and Analysis section. The potential payouts were performance-based and, therefore, were completely at risk. The potential target and maximum payment amounts assume achievement of 100% and 200%, respectively, of the individual objectives component of the annual incentive bonus plan, described on page 27. The potential threshold payment amount assumes 100% achievement of the individual objectives component and 0% achievement of the ﬁnancial performance component. With the exception of Ms. List-Stoll, who joined the Company in January 2017, and Ms. Simmons, who left the Company in February 2017, each named executive ofﬁcer received a bonus under the annual incentive bonus plan, which is reported in the Summary Compensation Table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)

The amounts shown in these columns for each of the named executive ofﬁcers reﬂect, in shares, (a) the threshold, target and maximum amounts for year 3 of a three-year performance period beginning in ﬁscal 2014 (“LGP 3”), (b) the threshold, target and maximum amounts for year 2 of a three-year performance period beginning in ﬁscal 2015 (“LGP 4”) and (c) the threshold, target and maximum amounts for year 1 of a three-year performance period beginning in ﬁscal 2016 (“LGP 5”) under the Company’s Long-Term Growth Program, further described on pages 29-31 of the Compensation Discussion and Analysis section. Potential payouts are based on the applicable interpolated award values between the threshold, target, and maximum payout levels. The potential awards are performance-based and, therefore, completely at risk. The total number of shares that were actually granted for the entire three-year performance period under LGP 3 for each named executive was as follows: Mr. Peck (12,201), Ms. Simmons (11,005), and Ms. Syngal (9,669). As of the end of ﬁscal 2016, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 4 for each named executive is as follows: Mr. Peck (141,749), Mr. Kirwan (30,894) and Ms. Syngal (18,173). As of the end of ﬁscal 2016, the total number of shares that could be earned if the target performance conditions are achieved over the entire three-year performance period under LGP 5 for each named executive is as follows: Mr. Peck (221,172), Mr. Kirwan (53,677), and Ms. Syngal (52,186).

Mr. Kirwan did not receive an LGP grant in ﬁscal 2014. Mr. DiGrande, who joined the Company in May 2016, did not receive LGP grants in ﬁscal 2014 or 2015. Ms. List-Stoll, who joined the Company in January 2017, did not receive LGP grants in ﬁscal 2014, 2015 or 2016. Ms. Simmons, who left the Company in February 2017, is not eligible to receive a payout under any outstanding LGP 4 or LGP 5 awards.

(3)

The value of a stock award or option award is based on the fair value as of the grant date of such award determined pursuant to FASB ASC 718. Please refer to Note 11, “Share-Based Compensation,” in the Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K ﬁled on March 20, 2017 for the relevant assumptions used to determine the valuation of our stock and option awards. For ﬁscal 2016, the grant date fair value of the Equity Incentive Plan Awards is based on the closing price of a share of our stock on the date that the awards were granted less future expected dividends during the vesting period, multiplied by the target number of shares that may be earned. For year 3 of LGP 3, the grant date fair value is $28.82. For year 2 of LGP 4, the grant date fair value is $27.92. For year 1 of LGP 5, the grant date fair value is $20.80 for Ms. Syngal, $15.26 for Mr. DiGrande and $27.05 for the other named executive ofﬁcers. For the total grant date fair value of awards if maximum performance conditions are achieved over the entire three-year performance period under LGP 3, LGP 4, and LGP 5, see footnote 4 to the Summary Compensation Table.

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Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive ofﬁcers at the end of ﬁscal 2016, which ended on January 28, 2017.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Arthur Peck	25,000				23.07	3/15/2020
	50,000				21.79	3/14/2021
	75,000				25.09	3/12/2022
	60,000	20,000 (a	)		36.45	3/18/2023
	40,000	40,000 (b	)		42.20	3/17/2024
	75,000	225,000 (c	)		41.19	2/2/2025
		500,000 (d	)		30.18	3/14/2026
										12,201 (a	)	275,499
										74,960 (b	)	1,692,597
										183,312 (c	)	4,139,185
Teri List-Stoll		200,000 (e	)		24.15	1/17/2017
							100,000 (a	)	2,258,000
Sebastian DiGrande		325,000 (f	)		18.41	5/23/2026
							100,000 (b	)	2,258,000
										18,042 (c	)	407,388
Jeff Kirwan	6,430				25.09	3/12/2022
	10,000	5,000 (g	)		36.45	3/18/2023
	12,500	12,500 (h	)		42.20	3/17/2024
	20,000	60,000 (i	)		41.27	3/16/2025
		125,000 (j	)		30.18	3/14/2026
		100,000 (k	)		30.18	3/14/2026
							4,176 (c	)	94,294
							75,000 (d	)	1,693,500
							8,461 (e	)	191,049
										4,634 (b	)	104,636
										16,103 (c	)	363,606
Sonia Syngal	3,750				25.09	3/12/2022
	7,500	2,500 (l	)		36.45	3/18/2023
	15,000	15,000 (m	)		42.20	3/17/2024
	8,750	26,250 (n	)		41.27	3/16/2025
		75,000 (o	)		30.18	3/14/2026
		50,000 (p	)		30.18	3/14/2026
		75,000 (q	)		23.93	4/13/2026
							1,998 (f	)	45,115
							75,000 (g	)	1,693,500
										9,669 (a	)	218,326
										24,019 (b	)	542,349
										24,716 (c	)	558,087
										46,333 (c	)	1,046,199

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	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (5)
Former Executive
Sabrina Simmons	25,000				25.09	3/12/2022
	45,000	22,500 (r	)		36.45	3/18/2023
	45,000	45,000 (s	)		42.20	3/17/2024
	22,500	67,500 (t	)		41.27	3/16/2025
		125,000 (u	)		30.18	3/14/2026
		100,000 (v	)		30.18	3/14/2026
							12,500 (h	)	282,250
							75,000 (i	)	1,693,500
										11,005 (a	)	248,493
										16,817 (b	)	379,728
										43,252 (c	)	976,630

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Footnotes
(1)	The following footnotes set forth the vest dates for the outstanding option awards (vesting generally depends upon continued employment):
	(a)	Options vest 20,000 on 3/18/2017.
	(b)	Options vest 20,000 on 3/17/2017 and 20,000 on 3/17/2018.
	(c)	Options vest 75,000 on 2/1/2017, 75,000 on 2/1/2018 and 75,000 on 2/1/2019.
	(d)	Options vest 125,000 on 3/14/2017, 125,000 on 3/14/2018, 125,000 on 3/14/2019 and 125,000 on 3/14/2020.
	(e)	Options vest 50,000 on 1/17/2018, 50,000 on 1/17/2019, 50,000 on 1/17/2020 and 50,000 on 1/17/2021.
	(f)	Options vest 81,250 on 5/23/2017, 81,250 on 5/23/2018, 81,250 on 5/23/2019 and 81,250 on 5/23/2020.
	(g)	Options vest 5,000 on 3/18/2017.
	(h)	Options vest 6,250 on 3/17/2017, 6,250 on 3/17/2018.
	(i)	Options vest 20,000 on 3/16/2017, 20,000 on 3/16/2018 and 20,000 on 3/16/2019.
	(j)	Options vest 31,250 on 3/14/2017, 31,250 on 3/14/2018, 31,250 on 3/14/2019 and 31,250 on 3/14/2020.
	(k)	Options vest 25,000 on 3/14/2017, 25,000 on 3/14/2018, 25,000 on 3/14/2019 and 25,000 on 3/14/2020.
	(l)	Options vest 2,500 on 3/18/2017.
	(m)	Options vest 7,500 on 3/17/2017 and 7,500 on 3/17/2018.
	(n)	Options vest 8,750 on 3/16/2017, 8,750 on 3/16/2018 and 8,750 on 3/16/2019.
	(o)	Options vest 18,750 on 3/14/2017, 18,750 on 3/14/2018, 18,750 on 3/14/2019 and 18,750 on 3/14/2020.
	(p)	Options vest 12,500 on 3/14/2017, 12,500 on 3/14/2018, 12,500 on 3/14/2019 and 12,500 on 3/14/2020.
	(q)	Options vest 18,750 on 4/13/2017, 18,750 on 4/13/2018, 18,750 on 4/13/2019 and 18,750 on 4/13/2020.
	(r)	Options vest 22,500 on 3/18/2017.
	(s)	Options vest 22,500 on 3/17/2017 and 22,500 on 3/17/2018.
(t) (u) (v)

Options vest 22,500 on 3/16/2017, 22,500 on 3/16/2018 and 22,500 on 3/16/2019.

Options vest 31,250 on 3/14/2017, 31,250 on 3/14/2018, 31,250 on 3/14/2019 and 31,250 on 3/14/2020.

Options vest 25,000 on 3/14/2017, 25,000 on 3/14/2018, 25,000 on 3/14/2019 and 25,000 on 3/14/2020.

(2)	The following footnotes set forth the vest dates for the outstanding stock awards (vesting generally depends upon continued employment):
	(a)	Awards vests 25,000 on 1/17/2018, 25,000 on 1/17/2019, 25,000 on 1/17/2020 and 25,000 on 1/17/2021.
	(b)	Awards vests 25,000 on 5/23/2017, 25,000 on 5/23/2018, 25,000 on 5/23/2019 and 25,000 on 5/23/2020.
	(c)	Award vests 4,176 on 3/17/2017
	(d)	Awards vests 37,500 on 2/01/2017 and 37,500 on 2/01/2018.
	(e)	Awards vests 4,230 on 3/16/2017 and 4,231 on 3/16/2018.
	(f)	Award vests 1,998 on 3/17/2017.
	(g)	Awards vests 37,500 on 2/01/2017 and 37,500 on 2/01/2018.
	(h)	Award vests 12,500 on 3/17/2017.
	(i)	Award vests 37,500 on 2/01/2017 and 37,500 on 2/01/2018.
	(j)	Awards vests 25,000 on 1/17/2018, 25,000 on 1/17/2019, 25,000 on 1/17/2020 and 25,000 on 1/17/2021.
(3)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 28, 2017 ($22.58).
(4)

(a) Represents the number of shares earned under the Company’s Long-Term Growth Program (described on pages 29-31 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2014), year 2 (ﬁscal 2015) and year 3 (ﬁscal 2016) of a three-year performance period (“LGP 3”). Mr. Kirwan did not receive an LGP grant in ﬁscal 2014. Mr. DiGrande, who joined the Company in May 2016, did not receive an LGP grant in ﬁscal 2014. Ms. List-Stoll, who joined the Company in January 2017, did not receive an LGP grant in ﬁscal 2014.

(b) Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 29-31 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2015), year 2 (ﬁscal 2016) and year 3 (ﬁscal 2017) of a three-year performance period (“LGP 4”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certiﬁes attainment in 2018, and the remainder will vest on the anniversary of such certiﬁcation date, contingent on continued service with the Company. Mr. DiGrande, who joined the Company in May 2016, did not receive an LGP grant in ﬁscal 2015. Ms. List-Stoll, who joined the Company in January 2017, did not receive an LGP grant in ﬁscal 2015. Ms. Simmons, who left the company in February 2017, is not eligible to receive a payout under the LGP 4 awards.

(c) Represents an estimate of the number of shares that may be earned under the Company’s Long-Term Growth Program (described on pages 29-31 of the Compensation Discussion and Analysis section) with respect to year 1 (ﬁscal 2016), year 2 (ﬁscal 2017) and year 3 (ﬁscal 2018) of a three-year performance period (“LGP 5”), based on a combination of actual and assumed performance as required by SEC disclosure rules. Half of any award earned will vest on the date the Company’s Compensation and Management Development Committee certiﬁes attainment in 2019, and the remainder will vest on the anniversary of such certiﬁcation date, contingent on continued service with the Company. Ms. List-Stoll, who joined the Company in January 2017, did not receive an LGP grant in ﬁscal 2016. Ms. Simmons, who left the company in February 2017, is not eligible to receive a payout under the LGP 5 awards.

(5)	Represents the number of stock awards multiplied by the closing price of our common stock as of January 28, 2017 ($22.58).

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Option Exercises and Stock Vested

The following table shows all stock options exercised and the value realized upon exercise, and all stock awards vested and the value realized upon vesting, by the named executive ofﬁcers during ﬁscal 2016, which ended on January 28, 2017.

	Option Awards		Stock Awards(1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Art Peck	0	0	56,315	1,681,726
Teri List-Stoll	0	0	0	0
Sebastian DiGrande	0	0	0	0
Jeff Kirwan	3,750	13,278	13,061	394,878
Sonia Syngal	0	0	12,974	366,471
Former Executive Ofﬁcer
Sabrina Simmons	0	0	52,296	1,548,245

Footnote
(1)	The amounts reﬂected include performance awards released during ﬁscal 2016.

Nonqualiﬁed Deferred Compensation

The table below provides information on the nonqualiﬁed deferred compensation activity for the named executive ofﬁcers in ﬁscal 2016, which ended on January 28, 2017.

Name	Executive Contribution in Fiscal 2016 ($) (1)	Registrant Contributions in Fiscal 2016 ($) (2)	Aggregate Earnings in Fiscal 2016 ($) (3)	Aggregate Withdrawals/ Distributions in Fiscal 2016 ($)	Aggregate Balance at Fiscal 2016 Year-End ($) (4)
Arthur Peck	53,185	42,477	823,615	0	5,296,738
Teri List-Stoll	0	0	0	0	0
Sebastian DiGrande	15,723	7,485	1,067	0	24,275
Jeff Kirwan	150,058	24,938	359,322	(513,444)	944,696
Sonia Syngal	29,701	22,919	37,121	0	258,043
Former Executive Ofﬁcer
Sabrina Simmons	32,308	24,400	20,110	0	415,107

Footnotes
(1)	These amounts are included in the “Salary” column of the Summary Compensation Table.
(2)

Footnote 9 to the Summary Compensation Table shows matching contributions under the Company’s Deferred Compensation Plan (“DCP”) for base salary deferrals representing the excess of the participant’s base pay over the current IRS qualiﬁed plan limit ($265,000 for calendar year 2016), which are matched at up to 4%, the same rate as is in effect under the Company’s 401(k) plan.

(3)	These amounts include earnings and dividends. In ﬁscal 2016, no above-market or preferential interest rate options were available on notional investments in the DCP.
(4)

A portion of these amounts were previously reported as deferred compensation in the Nonqualiﬁed Deferred Compensation and Summary Compensation tables in the Proxy Statements for prior Annual Meetings as follows: Mr. Peck ($2,772,032), Mr. Kirwan ($243,503), Ms. Syngal ($45,594) and Ms. Simmons ($148,254).

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Potential Payments Upon Termination

Post-Termination Beneﬁts

The Company entered into agreements with Ms. Simmons in 2012, with Mr. Kirwan in 2014, and with Mr. DiGrande, Ms. List-Stoll and Ms. Syngal in 2016, which provide eligibility for post-termination beneﬁts in the case of involuntary termination without cause. The agreement with Ms. Simmons was amended in 2014 to extend the term of eligibility for post-termination beneﬁts. The Company entered into an employment agreement with Mr. Peck on October 3, 2014 that provides for substantially the same post-termination beneﬁts as those of the other executive ofﬁcers, with the exception of his term of eligibility for such beneﬁts.

These agreements in total provide that if the executive is involuntarily terminated without cause (as speciﬁed in each respective agreement) prior to February 13, 2018, or February 13, 2020 for Mr. Peck, the executive is eligible to receive (in exchange for a release of claims):

i.

The executive’s then-current salary for eighteen months (the “post-termination period”). Post-termination period payments will cease if the executive accepts other employment or professional relationship with another company primarily engaged in the apparel design or apparel retail business or any retailer with apparel sales in excess of $500 million annually, or if the executive breaches his or her obligations to the Company (e.g., duty to protect conﬁdential information, agreement not to solicit Company employees). Post-termination period payments will be reduced by any compensation the executive receives during the post-termination period from other employment or professional relationship with a non-competitor.

ii.

Should the executive elect to continue health coverage through COBRA, reimbursement for a portion of the COBRA premium during the period in which the executive is receiving payments under paragraph (i) above.

iii.

During the period in which the executive is receiving payments under paragraph (i) above, reimbursement for his or her costs to maintain the ﬁnancial counseling program the Company provides to senior executives.

iv.	A prorated bonus in the year of termination if the executive worked at least 3 months of the ﬁscal year and if earned based on actual ﬁscal results achieved in the year of termination.
v.

Accelerated vesting (but not settlement) of restricted stock units and performance shares or units that remain subject only to time vesting conditions scheduled to vest prior to April 1 following the ﬁscal year of termination.

For Ms. Simmons, the table below shows the amounts that she is eligible to receive under the agreement described above as a result of her termination of employment with the Company. For all other executives, the following table shows the amounts that each executive would have been eligible to receive under the agreements described above assuming that they had been terminated without cause on January 28, 2017, the last day of our 2016 ﬁscal year.

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Potential Post-Termination Payment Eligibility
Description	Mr. Peck	Ms. List-Stoll	Mr. DiGrande	Mr. Kirwan	Ms. Syngal	Ms. Simmons
Cash Payments related to salary (1)	$2,002,500	$1,312,500	$1,095,000	$1,350,000	$1,312,500	$1,312,500
Cash Payments related to bonus (2)	917,511	0	402,703	133,990	992,501	0
Health Beneﬁts	2,003	1,629	2,003	2,003	2,003	1,980
Financial Counseling	22,950	29,650	26,240	22,950	22,950	22,950
Stock Award Vesting Acceleration	297,604	0	0	1,036,557	1,023,100	1,485,764
Total	3,242,568	1,343,779	1,525,946	2,545,500	3,353,054	2,823,194

Footnotes
(1)

Payments represent salary continuation for 18 months. The amounts do not include the deferred compensation these executives would also be entitled to receive upon termination, as described in the Nonqualiﬁed Deferred Compensation section, above.

(2)	Payments represent ﬁscal 2016 bonus that was earned by each executive.

Acceleration of Equity Upon Change in Control

Under the 2016 Long-Term Incentive Plan (the “Plan”), in the event of a change in control, any acquiror may assume or substitute outstanding awards with substantially equivalent awards of the acquiror's stock. Except as set forth in an award agreement, outstanding awards which are neither assumed nor substituted by the acquiror in the change in control become fully vested immediately prior to the change in control. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of a change in control on January 28, 2017, the last day of our 2016 ﬁscal year, in the event that awards were not assumed or substituted as described above.

Description	Mr. Peck	Ms. List-Stoll	Mr. DiGrande	Mr. Kirwan	Ms. Syngal	Ms. Simmons
Stock Option Vesting Acceleration (1)	0	0	1,355,250	0	0	0
Stock Award Vesting Acceleration (2)	9,117,081	2,258,000	2,749,544	3,888,457	3,670,447	4,766,864
Total	9,117,081	2,258,000	4,104,794	3,888,457	3,670,447	4,766,864

Footnotes
(1)

Reﬂects the value of all unvested stock options that would have become vested assuming a change in control on January 28, 2017 in which awards were not assumed or substituted as described above, based on the difference between the option exercise price and $22.58 per share, the last closing price of our common stock as of that date.

(2)

Reﬂects the value of all unvested stock awards that would have become vested assuming a change in control on January 28, 2017 in which awards were not assumed or substituted as described above, based on the last closing price of our common stock as of that date, which was $22.58. For Ms. Simmons, Ms. Syngal, and Mr. Peck, amounts include the target number of shares that could be earned under the Company's Long-Term Growth Program (LGP) for the following three year performance periods: 2014-2016, 2015-2017, and 2016-2018. For Mr. Kirwan, amounts include the target number of shares under the LGP for the following three year performance periods: 2015-2017 and 2016-2018. For Mr. DiGrande, amount includes the target number of shares that could be earned under the LGP for the following three-year performance period: 2016-2018.

Death, Disability or Retirement

Each of our named executive ofﬁcers is generally entitled to the following additional death, disability or retirement beneﬁts:

i.	Executive supplemental long-term disability insurance, which increases income replacement to 50% of base salary up to a maximum payment of $25,000 per month.
ii.	Life insurance, provided to employees at the Director level and above, which provides coverage of three times base salary up to a maximum of $2 million.

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iii.

Upon retirement, our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. For these purposes, “Retirement” means Employee’s Termination of Service for any reason (other than due to Employee’s misconduct as determined by the Company in its sole discretion) after Employee has attained age 60 and completed at least ﬁve years of continuous service as an Employee of the Company or an Afﬁliate. Mr. Peck reached Retirement age in September 2015. As a result, certain eligible grants were subject to accelerated vesting. Other than Mr. Peck, none of our named executive ofﬁcers was eligible for retirement-based accelerated vesting as of January 28, 2017, the last day of our 2016 ﬁscal year. In the event Mr. Peck retired on January 28, 2017, the last day of our 2016 ﬁscal year, the value of his unvested options that would have become vested was $0 because their exercise price was higher than the last closing price of our common stock as of that date, and the value of his unvested stock awards that would have become vested was $435,365, based on the last closing price of our common stock as of that date.

iv.

Upon death (and, in the case of stock options, termination on account of disability), our standard forms of stock option and stock award agreements provide for accelerated vesting of any unvested shares under awards that have been outstanding for at least a year and, for performance shares, for which the performance period has been completed. The table below shows the value of all unvested options and unvested stock awards that would have become vested in the event of the named executive’s death (and, in the case of stock options, termination on account of disability) on January 28, 2017, the last day of our 2016 ﬁscal year.

Description	Mr. Peck	Ms. List-Stoll	Mr. DiGrande	Mr. Kirwan	Ms. Syngal	Ms. Simmons
Stock Option Vesting Acceleration (1)	0	0	0	0	0	0
Stock Award Vesting Acceleration (2)	435,365	0	0	1,978,843	1,979,024	2,456,772
Total	435,365	0	0	1,978,843	1,979,024	2,456,772

Footnotes
(1)

Reﬂects the value of all unvested stock options that would have become vested assuming the named executive ofﬁcers had died (or terminated on account of disability) on January 28, 2017, based on the difference between the option exercise price and the last closing price of our common stock as of that date.

(2)

Reﬂects the value of all unvested stock awards that would have become vested assuming the named executive ofﬁcers had died on January 28, 2017, based on the last closing price of our common stock as of that date.

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Equity Compensation Plan Information

The following table provides information as of January 28, 2017 about shares of our common stock which may be issued upon the exercise of options, warrants and rights granted to employees, consultants or members of our Board of Directors under all of our equity compensation plans, including the 2016 Long-Term Incentive Plan and the Employee Stock Purchase Plan.

Equity Plan Summary
	Column (A)	Column (B)	Column (C)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (#) (Excluding Securities Reﬂected in Column (A))
Equity Compensation Plans Approved by Security Holders (1)	13,549,210 (2)	32.05	36,730,578 (3)
Equity Compensation Plan Not Approved by Security Holders	0	0	8,225
Total	13,549,210	32.05	36,738,803

Footnotes
(1)	These plans consist of our 2016 Long-Term Incentive Plan (the “2016 Plan”) and Employee Stock Purchase Plan (the “ESPP”).
(2)

This number excludes 324,139 shares that were issued at the end of the most recent ESPP purchase period, which began on November 30, 2016 and ended on February 28, 2017, after the end of our 2016 ﬁscal year. This number also excludes shares that may be issued upon satisfaction of performance targets under the 2016 Plan because the number of shares that could be issued will be based upon the per share value of our stock on the ultimate date of grant. This number includes the number of shares that could be earned under the Company’s Long-Term Growth Program (described on pages 29-31 of the Compensation Discussion and Analysis section) if the maximum performance conditions were achieved over the entire three-year performance periods.

(3)

This number includes 1,257,830 shares that were available for future issuance under the ESPP at the end of our 2016 ﬁscal year, including the 324,139 shares described in footnote 2 above. For those grants prior to May 17, 2011, the number shown reﬂects the deduction of three shares from the Company’s share reserve for every one stock award at the time of grant and, for those grants on or after May 17, 2011, the number shown reﬂects the deduction of two shares from the Company’s share reserve for every one stock award at the time of grant, pursuant to the terms of the 2016 Plan.

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PROPOSAL NO. 5 — Approval of the Amendment and Restatement
of The Gap, Inc. Employee Stock Purchase Plan

Purpose of the Amendment and Restatement

Our shareholders are being asked to vote on a proposal to approve the amendment and restatement of our Employee Stock Purchase Plan (the “ESPP”). Our ESPP provides our eligible employees and those of our participating subsidiaries with the opportunity to designate in advance of speciﬁed purchase periods a percentage of compensation to be withheld from their pay and applied toward the purchase of discounted shares of our common stock. As such, the ESPP serves as a valuable means for our Company to attract and retain talented employees. In addition, our Board of Directors believes that it is in our best interests to provide our employees with the opportunity to acquire an ownership interest in our Company through their participation in the ESPP, and thereby more closely align their interests with those of the shareholders.

The principal purpose of the amendment and restatement of the ESPP is to approve an 8,000,000 share increase to the number of shares of common stock available for issuance under the plan. As of March 1, 2017, the Company had approximately 933,691 shares of its common stock remaining available for issuance under the ESPP. Based on the Company’s current ESPP usage rate, the Company expects to deplete that remaining share reserve in late 2017.

The Board of Directors has determined that the number of shares issuable under the ESPP should be increased by 8,000,000 shares, subject to approval of our shareholders at the 2017 Annual Meeting. Based on the Plan’s past participation rate, the Company believes that the 8,000,000 additional authorized shares will be sufﬁcient to operate the ESPP for approximately ﬁve additional years.

The secondary purpose of the amendment and restatement of the ESPP is to approve the following technical changes to the plan: (i) revise the deﬁnition of “compensation” eligible to be contributed to the plan to exclude “commissions”, in order to equalize contributions to the plan across all our brands, (ii) formalize within the plan document our administrative requirement that no more than 6,250 shares of our common stock be purchasable by any one participant on any quarterly purchase date, (iii) provide speciﬁc authority under the plan for us to authorize one or more offerings under the ESPP that are not designed to comply with the requirements of Internal Revenue Code Section 423, but with the requirements of the foreign jurisdictions in which those offerings are conducted, and (iv) modify the adjustment provision contained within the plan.

Our Board approved the amended and restated ESPP on February 22, 2017, subject to shareholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO AMEND AND RESTATE THE ESPP.

Summary Description of the Amended and Restated Plan

The principal terms and provisions of the ESPP are summarized below. The summary, however, is not intended to be a complete description of all the terms of the ESPP and is qualiﬁed in its entirety by reference to the complete text of the plan document, a copy of which is attached as Appendix A to this Proxy Statement and incorporated herein by reference.

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Purpose

The purpose of the ESPP is to provide our eligible employees with the opportunity to purchase discounted shares of our common stock through payroll deductions. The Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code (the “Code”). The ESPP was originally established effective as of December 1, 1994. It was amended and restated effective as of January 29, 2002, was further amended and restated, effective December 1, 2006, and was further amended, effective as of June 2, 2008. The ESPP was last approved by our shareholders at our 2008 Annual Meeting.

Securities Subject to the ESPP

The number of shares of our common stock reserved for issuance under the ESPP will be limited to 40,500,000 shares, assuming shareholder approval of this Proposal 5. The ESPP does not contain an evergreen provision, pursuant to which the share pool would be automatically increased each year based upon a speciﬁed formula. As of March 1, 2017, 18,712,622 shares had been issued under the plan, and, assuming shareholder approval of this Proposal 5, 8,933,691 shares remain available for future issuance under the plan. The shares issuable under the ESPP may be made available from authorized but unissued shares of our common stock or from shares of common stock repurchased by us, including shares repurchased on the open market. On March 1, 2017, the closing price of our common stock was $24.33.

Should any change be made to our outstanding common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class without our receipt of consideration, should the value of the outstanding shares of our common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments will be made by the plan administrator to (i) the maximum number and/or class of securities issuable under the ESPP, (ii) the maximum number and/or class of securities purchasable per participant on any one purchase date or in any calendar year, and (iii) the number and class of securities and the purchase price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the plan administrator deems appropriate and such adjustments shall be ﬁnal, binding and conclusive.

Offering Periods

Shares of our common stock will be offered for purchase under the ESPP through a series of successive quarterly purchase periods, commencing on the ﬁrst business day in June, September, December and March. From time to time, the Company may change the length or commencement date of the purchase periods (but in no event may any purchase period exceed 27 months).

The terms and conditions of each purchase period may vary, and two or more periods may run concurrently under the ESPP, each with its own terms and conditions.

The plan administrator may authorize one or more offerings under the ESPP that are not designed to comply with the requirements of Code Section 423, but with the requirements of the foreign jurisdictions in which those offerings are conducted.

Eligibility to Participate

In general, any individual who is in the employ of any of our participating parent or subsidiary corporations is eligible to participate in the ESPP. However, any employee whose customary employment is for not more than ﬁve months in any calendar year or who would own stock and/or hold outstanding options to purchase stock representing ﬁve percent or more of our voting stock or the voting stock of any of

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our subsidiaries is not eligible to participate in the Plan. As of March 1, 2017, 109,861 employees, including 9 executive ofﬁcers, were eligible to participate in the ESPP.

Participation in the ESPP terminates when a participating employee’s employment with the Company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate. Any payroll deductions which the participating employee may have made for the purchase period in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of our common stock.

Enrollment and Contributions

Eligible employees voluntarily elect whether or not to enroll in the ESPP prior to the commencement of the applicable purchase period. Employees who have enrolled in the ESPP in previous purchase periods will continue to participate in future purchase periods. However, an employee may cancel his or her participation at any time (subject to certain administrative requirements).

Employees contribute to the ESPP through after-tax payroll deductions. Participating employees generally may contribute up to 15% of their eligible compensation to the ESPP. For purposes of the ESPP, eligible compensation means a participant’s gross salary, wages and overtime pay, but does not include bonuses or commissions. From time to time, the Company may establish a lower maximum permitted contribution percentage.

After the purchase period begins, employees may not change their current contribution percentage, and any requested change will be effective for the next purchase period. An employee, however, may withdraw from the ESPP at any time.

Purchase of Shares/Special Limitations

On the last business day of each quarterly purchase period, each participating employee’s payroll deductions are used to purchase shares of our common stock on the employee’s behalf. The purchase price of the shares will be equal to 85% the fair market value of our common stock on the last day of the applicable purchase period. The fair market value of our stock, for purposes of the ESPP, is the closing price of our common stock on the New York Stock Exchange Composite Transactions Index on the day in question.

No employee may purchase under the ESPP more than 25,000 shares of our common stock in any one calendar year or more than 6,250 shares of our common stock on any one quarterly purchase date. In addition, no employee may purchase more than $25,000 worth of our common stock (based on the fair market value on the start date of the applicable purchase period in which the shares are purchased) in any one calendar year.

No participating employee will have any stockholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on his or her behalf and the participating employee has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase. No purchase rights will be assignable or transferable by a participating employee, and the purchase rights will be exercisable only by the participating employee.

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New Plan Beneﬁts

No purchase rights will be granted on the basis of the increase to the share reserve of the ESPP unless our stockholders approve the amended and restated ESPP at the 2017 Annual Meeting.

Plan Beneﬁts

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our common stock that were purchased under the ESPP during the period beginning in June 2008 and ending on February 28, 2017.1

Name	Number of shares
Named executive ofﬁcers
Arthur Peck	9,545
Teri List-Stoll	0
Sebastian DiGrande	0
Jeff Kirwan	8,742
Sonia Syngal	8,818
Sabrina Simmons	0
All current executive ofﬁcers as a group	36,218
All current directors who are not executive ofﬁcers as a group	0
Each associate of any director or executive ofﬁcer	0
Each other person who received or is to receive 5% of purchase rights granted under the ESPP	0
All employees, including all current ofﬁcers who are not executive ofﬁcers, as a group	10,110,930

1Represents ESPP shares acquired since June 2008, when the ESPP was last amended and approved by shareholders.

Administration, Amendment and Termination

Subject to the terms of the ESPP, the Company has all discretion and authority necessary to supervise and control the operation and administration of the ESPP, including the power to interpret and determine any question arising in connection with the ESPP. The Company may delegate one or more of its duties in the administration of the ESPP to any one of its employees or to any other person. The Board of Directors, in its sole discretion, may amend or terminate the ESPP at any time and for any reason, including approving amendments that could increase the cost of the ESPP or alter the allocation of beneﬁts among the participants. In no event, however, may our Board of Directors effect any of the following amendments or revisions to the ESPP without the approval of our stockholders: (i) increase the number of shares of our common stock issuable under the ESPP, except for permissible adjustments described above in the event of certain changes in our capitalization or (ii) modify the eligibility requirements for participation in the ESPP.

Federal Income Tax Consequences

The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended. The U.S. federal income tax consequences of the purchase of shares of common stock under a plan which so qualiﬁes are as follows:

An employee will have no taxable income when the shares of common stock are purchased for him or her under the ESPP. The employee generally will be taxed when he or she sells or otherwise disposes of the stock (such sales or dispositions are collectively referred to below as sales).

The employee’s income tax treatment depends on whether shares are sold within 24 months after the ﬁrst day of the three-month purchase period in which the shares were purchased (the “24-month holding period”).

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For a sale after the 24-month holding period, an employee will have ordinary income equal to the lesser of: (i) 15% of the fair market value of the shares on the ﬁrst day of the purchase period; or (ii) the amount by which the fair market value of the stock at the time of sale exceeds the purchase price. Any additional gain from a sale after the 24-month holding period will be taxed as a long-term capital gain. Any loss will be taxed as a long-term capital loss.

If shares are sold before the end of the 24-month holding period, the entire amount of the discount received from the stock’s market price when the shares were purchased will be taxed as ordinary income. Any additional gain or any loss, measured by the difference between the sales proceeds and the fair market value of the stock when the shares were purchased, will be taxed as a long-term or short-term capital gain or loss, depending on whether the employee has held the shares for more than one year at the time of sale. The holding period for determining whether the gain or loss is short-term or long-term begins on the day after the stock is purchased through the ESPP.

We will be entitled to deduct, for U.S. federal income tax purposes, an amount equal to the ordinary income that an employee recognizes when he or she sells stock purchased under the ESPP within the 24-month holding period. We will not be entitled to such a deduction with respect to any shares that are sold after the 24-month holding period.

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PROPOSAL NO. 6 — Shareholder Proposal

The National Center for Public Policy Research, 20 F Street, NW, Suite 700, Washington, DC 20001, who held more than $2,000 of shares of common stock on December 5, 2016, intends to submit the following proposal to shareholders for approval at the 2017 Annual Meeting of Shareholders.

The Board opposes the adoption of this proposal and asks shareholders to review the Position of the Board of Directors (Opposition Statement), which follows the proposal.

The proposal and the proponent's supporting statement are reproduced below without alteration (italics added):

Human Rights Review – High-Risk Region

Whereas, the Securities and Exchange Commission has consistently recognized that human rights constitute a signiﬁcant policy issue.

Company operations in high-risk regions with poor human rights records risk damage to Gap’s reputation and shareholder value.

Gap has a presence in areas such as Qatar, Saudi Arabia and the United Arab Emirates – all nations that have questionable human rights records as it relates to women’s rights and gay rights.

The company’s operations in high-risk regions may worsen certain human rights abuses in those areas.

Resolved: The proponent requests the board of directors review the company’s guidelines for selecting countries / regions for its operations and issue a report, at reasonable expense excluding any proprietary information, to shareholders by December 2017. The report should identify Gap’s criteria for investing in, operating in and withdrawing from high-risk regions.

Supporting Statement: If the company chooses, the review may consider developing guidelines on investing or withdrawing from areas where the government has engaged in systematic human rights violations.

In its review and report, the company might also consider a congruency analysis between its stated corporate values and company operations in certain regions, which raises an issue of misalignment with those corporate values, and stating the justiﬁcation for such exceptions.

For example, the company worked to defeat religious freedom efforts in Indiana and Arkansas by mischaracterizing those efforts as “legalized discrimination” and claiming that “[t]hese new laws and legislation, that allow people and businesses to deny service to people based on their sexual orientation, turn back the clock on equality and foster a culture of intolerance.”

Yet, the company maintains operations in high-risk regions where homosexual acts are criminalized.

The proponent believes that Gap’s record to date demonstrates a gap between its statements and its actions. The requested report would play a role in illuminating and addressing the factors accounting for this gap.

POSITION OF THE BOARD OF DIRECTORS (OPPOSITION STATEMENT)

The Board of Directors has considered this proposal and believes that its adoption at this time is not in the best interests of the Company or our shareholders.

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The requested report wastefully duplicates current efforts. The Board believes that providing the requested report wastefully duplicates existing policies and current public disclosures—without improving shareholder value. Our website (www.gapincsustainability.com) shares our sustainability strategy which includes improving factory working conditions, promoting equal pay for women and increasing minimum wage, and the Company’s P.A.C.E. (Personal Advancement & Career Enhancement) program to provide women with skills and conﬁdence to advance their lives. As part of our sustainability and business practices, the Company already reviews guidelines for selecting countries or regions for its operations including evaluating criteria for investing in, operating in, and withdrawing from certain areas. The proposal’s separate review is unnecessary and our website discloses our sustainability achievements and efforts.

We are dedicated to supporting human rights in all aspects of our business. Gap Inc. has a strong track record of supporting human rights. The Company received the 2016 Catalyst Award in recognition of our culture of equality, inclusion, and opportunity. We were selected for our leadership on equal pay for women, our strong representation of women at all levels, and our dedication to advancing women. We support the principles articulated in the Universal Declaration of Human Rights, the International Covenant on Civil and Political Rights, the International Covenant on Economic, Social and Cultural Rights, and the International Labor Organization’s (ILO’s) Declaration on Fundamental Principles and Rights at Work. We expect our business partners, including suppliers, to adopt and adhere to similar values. We implement our human rights commitment through our Code of Vendor Conduct and enforce the Code through our assessment, remediation, capability building, and worker engagement programs at supplier facilities. For example, more than 45,000 women in 12 countries have participated in P.A.C.E. since it was launched in 2007, and we announced our commitment to expand P.A.C.E. to reach one million women and girls around the world by 2020. We also partner with our peers in collaborative initiatives such as the Alliance for Bangladesh Worker Safety, the Ethical Trading Initiative, the ILO’s Better Work Program, the Sustainable Apparel Coalition, the Zero Discharge of Hazardous Chemicals Initiative, and the UN Global Compact.

Our ongoing work is to embed human rights considerations in all relevant business decisions. This commitment applies globally to our own operations, our products and services, and our business relationships. The Company will continue to look for ways to promote and advance human rights within its sphere of inﬂuence.

We believe human rights are protected and enhanced through local engagement. We do not believe exiting certain regions protects or enhances human rights. On the contrary, local engagement protects and improves human rights. We recognize our responsibility to engage with our local business partners to address and remedy adverse impacts and seek to build their capacity to respect human rights through training and engagement.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL.

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BENEFICIAL OWNERSHIP OF SHARES

Beneﬁcial Ownership Table

The following table sets forth certain information as of March 20, 2017 to indicate beneﬁcial ownership of our common stock by (i) each person known by us to be the beneﬁcial owner of more than 5% of the outstanding shares of our common stock, (ii) each director and nominee and each executive ofﬁcer and former executive ofﬁcer named in the “Summary Compensation Table” of this Proxy Statement, and (iii) all of our directors and executive ofﬁcers as a group. Unless otherwise indicated, beneﬁcial ownership is direct and the person indicated has sole voting and investment power. Beneﬁcial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

	Shares Beneﬁcially Owned
Name of Beneﬁcial Owner	Common Stock	Awards Vesting Within 60 Days (2)	Total	% of Class (3)
Directors and Named Executive Ofﬁcers
Domenico De Sole (1)	21,212	14,018	35,230	*
Sebastian DiGrande	0	0	0	0%
Robert J. Fisher (4)	47,803,664	14,018	47,817,682	11.9%
William S. Fisher (5)	63,993,807	14,018	64,007,825	16.0%
Tracy Gardner	0	9,616	9,616	*
Brian Goldner	0	5,602	5,602	*
Isabella D. Goren	7,875	14,018	21,893	*
Jeff Kirwan	34,548	136,430	170,978	*
Teri List-Stoll	0	0	0	0%
Bob L. Martin	42,432	14,018	56,450	*
Jorge P. Montoya	28,024	14,018	42,042	*
Arthur Peck	164,066	565,000	729,066	*
Mayo A. Shattuck III	86,144	22,696	108,840	*
Sonia Syngal	41,591	103,750	145,341	*
Katherine Tsang	17,880	14,018	31,898	*
All directors and executive ofﬁcers, as a group (18 persons) (6)	108,495,929	1,156,933	109,651,953	27.3%
Former Executive Ofﬁcers
Sabrina Simmons (7)	0	137,500	137,500	*
Certain Other Beneﬁcial Holders
Doris F. Fisher (8)	28,787,331	0	28,787,331	7.2%
John J. Fisher (9)	61,920,552	0	61,920,552	15.5%
Blackrock, Inc. (10)	22,396,705	0	22,396,705	5.6%
The Vanguard Group (11)	21,223,832	0	21,223,832	5.3%

Footnotes
(1)	Mr. De Sole is not standing for reelection to the Board of Directors.
(2)

Reﬂects stock options exercisable and stock units vesting within 60 days after March 20, 2017. Also includes the outstanding stock units earned but unpaid to non-employee directors, which are subject to a three-year deferral period but would be issued immediately upon the resignation or retirement of the non-employee director, as described on page 13.

(3)	“*” indicates ownership of less than 1% of the outstanding shares of our common stock.

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(4)

Includes (a) 14,018 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 7,697,909 shares beneﬁcially owned as a co-trustee of trusts for other beneﬁciaries of which Robert J. Fisher shares dispositive and voting power (including shares held by the trusts through a limited liability company), (c) 2,717,266 shares owned as community property with his spouse with shared dispositive and voting power, (d) 15,000 shares beneﬁcially owned through Delaware limited partnerships over which Robert J. Fisher has sole dispositive and voting power, (e) 6,633,183 shares beneﬁcially owned as trustee of a trust for his beneﬁt with sole dispositive and voting power, (f) 2,385,304 shares beneﬁcially owned as trustee of trusts for his beneﬁt over which Robert J. Fisher has sole dispositive power and another individual proxyholder has proxies granting sole voting power, (g) 616,487 shares for which Robert J. Fisher has a proxy granting him sole voting power, (h) 738,515 shares beneﬁcially owned as a co-trustee of a trust organized exclusively for charitable purposes over which Robert J. Fisher shares dispositive and voting power, and (i) 27,000,000 shares owned by FCH TBME LLC of which Robert J. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares and an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identiﬁed in the table above, Robert J. Fisher’s spouse separately owns 124,277 shares over which Mr. Fisher has no dispositive or voting control. Robert J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(5)

Includes (a) 14,018 shares to be issued upon settlement of stock units (and related dividend equivalent rights) which are subject to a three-year deferral period but would be issued immediately upon his resignation or retirement over which he has sole dispositive and voting power, (b) 367,014 shares beneﬁcially owned as trustee of a trust for William S. Fisher's beneﬁt with sole dispositive and voting power, (c) 9,233,989 shares beneﬁcially owned as a co-trustee of trusts for other beneﬁciaries of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 375,701 shares beneﬁcially owned as trustee of trusts for other beneﬁciaries with sole dispositive and voting power, (e) 663,105 shares owned as community property with his spouse with shared dispositive and voting power, (f) 8,513 shares beneﬁcially owned and held in a 401(k) account with shared dispositive and voting power, (g) 15,000 shares beneﬁcially owned through Delaware limited partnerships over which William S. Fisher has sole dispositive and voting power, (h) 11,862,511 shares beneﬁcially owned as trustee of a trust for his beneﬁt with sole dispositive and voting power, (i) 616,487 shares beneﬁcially owned as trustee of a trust for his beneﬁt over which William S. Fisher has sole dispositive power and another individual proxyholder has a proxy granting sole voting power, (j) 11,616,487 shares for which William S. Fisher has proxies granting him sole voting power, (k) 2,235,000 shares beneﬁcially owned as a co-trustee of a trust organized exclusively for charitable purposes over which he shares dispositive and voting power, and (l) 27,000,000 shares owned by FCH TBMS LLC of which William S. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares and an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identiﬁed in the table above, William S. Fisher’s spouse separately owns 163,581 shares over which Mr. Fisher has no dispositive or voting control. William S. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(6)

Reﬂects the information above as well as information regarding our unnamed executive ofﬁcers; provided, however, that shares reﬂected more than once in the table above with respect to Robert J. Fisher and William S. Fisher are only reﬂected once in this line. See the note regarding various Fisher family holdings immediately following this table.

(7)	Ms. Simmons ceased to be an executive ofﬁcer of the Company in January 2017.
(8)

Doris F. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188. Amounts shown do not include shares held directly or indirectly by Mrs. Fisher’s three adult sons or their spouses, beneﬁcial ownership of which is disclaimed because Mrs. Fisher does not have voting or dispositive control over such shares.

(9)

Includes (a) 442,014 shares beneﬁcially owned as trustee of a trust for John J. Fisher's beneﬁt with sole dispositive and voting power, (b) 3,581,500 shares beneﬁcially owned as trustee of a trust for his beneﬁt with sole dispositive and voting power, (c) 9,336,042 shares beneﬁcially owned as a co-trustee of trusts for other beneﬁciaries of which he shares dispositive and voting power (including shares held by the trusts through a limited liability company), (d) 216,876 shares beneﬁcially owned as trustee of trusts for other beneﬁciaries with sole dispositive and voting power, (e) 20,000 shares beneﬁcially owned through Delaware limited partnerships over which John J. Fisher has sole dispositive and voting power, (f) 7,322,329 shares beneﬁcially owned as trustee of a trust for his beneﬁt with sole dispositive and voting power, (g) 11,616,487 shares beneﬁcially owned as trustee of trusts for his beneﬁt over which John J. Fisher has sole dispositive power and another individual proxyholder has proxies granting sole voting power, (h) 2,385,304 shares for which John J. Fisher has proxies granting him sole voting power, and (i) 27,000,000 shares owned by FCH TBML LLC of which John J. Fisher is the sole manager with sole dispositive power over 27,000,000 shares, sole voting power over 23,400,000 shares and an irrevocable proxy granting a proxyholder sole voting power over 3,600,000 shares. In addition to the shares identiﬁed in the table above, John J. Fisher’s spouse separately owns 43,372 shares over which Mr. Fisher has no dispositive or voting control. John J. Fisher’s address is 1300 Evans Avenue, No. 880154, San Francisco, California 94188.

(10)

The Schedule 13G/A ﬁled with the SEC by Blackrock Inc. on January 27, 2017 indicates that, as of December 31, 2016, Blackrock, Inc. has sole power to direct the voting of 20,067,620 shares, and the sole power to direct the disposition of 23,396,705 shares. The address of Blackrock, Inc. Is 55 East 52nd Street, New York, New York 10055.

(11)

The Schedule 13G ﬁled with the SEC by Blackrock Inc. on February 9, 2017 indicates that, as of December 31, 2016, The Vanguard Group has sole power to direct the voting of 357,307 shares, shared power to direct the voting of 40,027 shares, sole power to direct the disposition of 20,840,627 shares, and shared power to direct the disposition of 383,205 shares. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

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Note Regarding Various Fisher Family Holdings

SEC rules require reporting of beneﬁcial ownership of certain shares by multiple parties where voting and/or dispositive power over those shares is shared by those multiple parties. As a result, the following shares are listed multiple times in the table above.

The shares described in footnotes (4), (5) and (9) above for which voting and investment power is shared by Messrs. Robert J. Fisher, William S. Fisher, and John J. Fisher actually represent an aggregate of 13,133,970 shares, rather than 26,267,940 shares, as a result of that shared voting and investment power.

In addition, the shares described in footnotes (4), (5) and (9) above for which sole dispositive power is held by one person and, pursuant to irrevocable proxies, sole voting power is held by a different person actually represent an aggregate of 14,618,278 shares, rather than 29,236,556 shares.

For purposes of the above table, removing the shares counted multiple times (described above) results in an aggregate total ownership of 36.5% of the outstanding shares by Messrs. John J. Fisher, Robert J. Fisher and William S. Fisher.

The aggregate total ownership of Mrs. Doris F. Fisher and Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher is 43.7% of the outstanding shares. Mrs. Doris F. Fisher, and Messrs. John J. Fisher, Robert J. Fisher, and William S. Fisher each disclaim beneﬁcial ownership over shares owned by other members of the Fisher family, except as speciﬁcally disclosed in the footnotes above.

Section 16(a) Beneﬁcial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive ofﬁcers, and holders of more than 10% of the Company’s common stock, to ﬁle with the Securities and Exchange Commission reports about their ownership of the Company’s common stock. Such directors, ofﬁcers and 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they ﬁle.

Securities and Exchange Commission regulations require us to identify in this Proxy Statement anyone who ﬁled a required report late during the most recent ﬁscal year. The Company notes that due to a third-party administrative error, a sale by Mr. De Sole of the Company’s common stock on November 19, 2012 was never reported on a Form 4. Mr. De Sole reported this transaction on Form 5 on March 9, 2017. This transaction did not result in any liability under Section 16(b) of the Exchange Act. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to ﬁle these forms, we believe that during ﬁscal 2016 all other Section 16(a) ﬁling requirements were satisﬁed on a timely basis or previously disclosed.

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QUESTIONS AND ANSWERS ABOUT
THE ANNUAL MEETING AND VOTING

Who are the proxyholders and how were they selected?

The proxyholders are Arthur Peck, Julie Gruber and Teri List-Stoll, who were selected by our Board of Directors and are ofﬁcers of the Company. The proxyholders will vote all proxies, or record an abstention, in accordance with the directions on the proxy. If no contrary direction is given, the shares will be voted as recommended by our Board of Directors.

How much did this proxy solicitation cost and who pays for it?

The Company will pay all expenses in connection with the solicitation of the proxies relating to this Proxy Statement, including the charges of brokerage houses and other custodians, nominees or ﬁduciaries for forwarding documents to security owners. In addition to solicitation by mail, certain of our ofﬁcers, directors and employees (who will receive no extra compensation for their services) may solicit proxies by email, by telephone, by fax or in person. We have also retained the services of D.F. King & Co. to solicit the proxies of certain shareholders for the Annual Meeting and provide other consultation services. The cost of D.F. King’s services is estimated to be $8,000, plus reimbursement of out-of-pocket expenses.

How can I electronically access the proxy materials?

We are using the Internet as our primary means of furnishing our proxy materials to most of our shareholders. Rather than sending those shareholders a paper copy of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials. That Notice contains instructions for accessing the materials and voting via the Internet. The Notice also contains information on how to request a paper copy of the proxy materials by mail. We believe this method of distribution makes the proxy distribution process more efﬁcient, less costly and limits our impact on the environment. This Proxy Statement and our 2016

Annual Report to Shareholders are available at: www.gapinc.com (follow the Investors, Financial Information, Annual Reports & Proxy links).

Can I receive proxy materials for future annual meetings by email rather than receiving a paper copy of the Notice?

If you are a Shareholder of Record or a Beneﬁcial Owner, you may elect to receive the Notice or other future proxy materials by email by logging into www.proxyvote.com. If you are a Beneﬁcial Owner, you can also contact your broker directly to opt for email delivery of proxy materials. If you choose to receive proxy materials by email, next year you will receive an email with instructions on how to view those materials and vote before the next annual meeting. Your choice to obtain documents by email will remain in effect until you notify us otherwise. Delivering future notices by email will help us further reduce the cost and environmental impact of our shareholder meetings.

What is “householding”?

Under SEC rules, a single package of Notices may be sent to any household at which two or more shareholders reside if they appear to be members of the same family, unless contrary instructions have been received. Each shareholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Shareholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-866-540-7095, or by writing to Broadridge,

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Householding Department, 51 Mercedes Way, Edgewood, New York 11717. Shareholders who wish to receive a separate set of proxy materials should contact Broadridge at the same phone number or mailing address.

What is the difference between a shareholder of record and a beneﬁcial owner of shares?

Shareholder Of Record

If your shares are registered directly in your name with the Company’s transfer agent, Wells Fargo Bank, N.A., you are considered the shareholder of record with respect to those shares.

Beneﬁcial Owner

If your shares are held in an account at a brokerage ﬁrm, bank, broker-dealer, or other similar organization, then you are the beneﬁcial owner of shares held in “street name.” The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting. As a beneﬁcial owner, you have the right to instruct that organization on how to vote the shares held in your account. Please note that the organization is not allowed to vote your shares on most matters without your instructions, so it is important for you to provide direction to the organization on how to vote.

May I attend the Annual Meeting?

All shareholders as of the close of business on the Record Date, or holders of a valid proxy for the Annual Meeting, are entitled to attend the Annual Meeting. Shareholders who plan to attend the Annual Meeting must present valid photo identiﬁcation. In addition, if you are not a shareholder of record but hold shares through a broker, bank, trustee, nominee, or other similar organization (i.e., in street name), you must provide proof of beneﬁcial ownership as of the Record Date. Proof of beneﬁcial ownership can take the form of your most recent account statement prior to the Record Date, a copy of the voting instruction form provided by your broker, bank, trustee, nominee, or other similar organization, a copy of the Notice of Internet Availability of Proxy Materials, if one was mailed to you, or similar evidence of ownership. The Company reserves the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

How can I listen to the live webcast of the meeting?

We plan to offer an audio webcast of the Annual Meeting at www.gapinc.com. If you choose to listen to the webcast, go to our website at www.gapinc.com (follow the Investors, Financial News and Events, Webcasts links) shortly before the start of the meeting and follow the instructions provided. Please note that this webcast will be “listen only.” If you would like to vote, ask questions, or otherwise interact with the meeting participants, you will need to attend the meeting in person. The webcast will be recorded and available for replay on www.gapinc.com for at least 30 days following the Annual Meeting.

Are votes conﬁdential? Who counts the votes?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects the voting privacy of our shareholders. Your vote will not be disclosed to anyone, except:

•
As required to tabulate and certify the vote;

•
As required by law; and/or

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•
If you provide written comments on your proxy card (the proxy card and comments would then be forwarded to us for review).

We retain an independent tabulator and inspector of election to receive and tabulate the proxies and to certify the voting results.

What happens if I do not give speciﬁc voting instructions?

Shareholder Of Record

If you are a shareholder of record and you sign, date and return a proxy card but do not specify how to vote, your shares will be voted in accordance with the recommendations of the Board of Directors on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion regarding any other matters properly presented for a vote at the Annual Meeting or any adjournments or postponements thereof.

Beneﬁcial Owner

If you are a beneﬁcial owner and hold your shares through a broker, bank, or other similar organization, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on a particular matter. Brokers and other nominees have the discretion to vote on routine matters such as Proposal 2 (ratiﬁcation of the selection of independent registered public accounting ﬁrm), but do not have the discretion to vote on non-routine matters such as Proposal 1 (election of directors), Proposal 3 (advisory vote on frequency of advisory vote on executive compensation), Proposal 4 (advisory vote on executive compensation), Proposal 5 (approval of the Amendment and Restatement of The Gap, Inc. Employee Stock Purchase Plan), and Proposal 6 (shareholder proposal). Therefore, your shares will not be voted on non-routine matters without your voting instructions.

What constitutes a “quorum” for the Annual Meeting?

The holders of a majority of the outstanding shares of our common stock, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The independent inspector(s) of election appointed for the Annual Meeting will determine whether or not a quorum is present and will tabulate votes cast by proxy or in person at the Annual Meeting.

Abstentions are included in the determination of shares present for quorum purposes. Because abstentions represent shares entitled to vote, the effect of an abstention will generally be the same as a vote against a proposal. However, abstentions will have no effect on the election of directors or the vote on the frequency of the advisory vote on the overall compensation of the Company's named executive ofﬁcers.

What are broker non-votes and how are they counted?

Broker non-votes occur when nominees, such as brokers and banks holding shares on behalf of the beneﬁcial owners, are prohibited from exercising discretionary voting authority for beneﬁcial owners who have not provided voting instructions. Brokers and other nominees may vote without instruction only on “routine” proposals. On “non-routine” proposals, nominees cannot vote without instructions from the beneﬁcial owner, resulting in so-called “broker non-votes.” The proposal to ratify Deloitte & Touche LLP as the Company’s independent registered public accounting ﬁrm is the only routine proposal on the agenda for our Annual Meeting. The other ﬁve proposals on the agenda are non-routine. If you hold your shares with a broker or other nominee, they will not be voted on non-routine proposals unless you give voting instructions.

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So long as the broker has discretion to vote on at least one proposal, broker non-votes are counted in determining a quorum but are not counted for purposes of determining the number of shares present in person or represented by proxy on a voting matter.

What vote is required to approve each proposal?

Election Of Directors

Election of directors by shareholders will be determined by a majority of the votes cast with respect to each director, in person or by proxy, at the Annual Meeting. Pursuant to the Company’s Bylaws, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Votes cast shall include votes “for” and “against” a nominee, and exclude “abstentions” and “broker non-votes” with respect to that nominee’s election. Under our Corporate Governance Guidelines, at any meeting of shareholders where nominees are subject to an uncontested election (the number of nominees is equal to the number of seats), any nominee for director who receives a greater number of votes “against” his or her election than votes “for” such election, shall submit to the Corporate Secretary of the Company a letter offering his or her resignation, subject to the Board of Directors’ acceptance. The Governance and Sustainability Committee will consider the offer of resignation and will recommend to the Board the action to be taken. The Board of Directors will act promptly with respect to each such letter of resignation and will promptly notify the director concerned of its decision. The Board of Directors’ decision will be disclosed publicly.

Other Proposals

With respect to the vote on the frequency of the advisory vote on the overall compensation of the Company's named executive ofﬁcers, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the Company's shareholders.

The other four matters on the agenda for shareholder approval at the Annual Meeting will be decided by the afﬁrmative vote of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote on the subject matter. Please note that Proposal 2 (ratiﬁcation of the selection of independent registered public accounting ﬁrm), Proposal 3 (advisory vote on frequency of advisory vote on executive compensation), Proposal 4 (advisory vote on executive compensation) and Proposal 6 (shareholder proposal) are advisory only and will not be binding on the Company, the Board or any committee of the Board. The results of the votes on these proposals will be taken into consideration by the Company, the Board or the appropriate committee of the Board, as applicable, when making future decisions regarding these matters.

How will any other items be voted upon at the Annual Meeting?

If any other matter not mentioned in this Proxy Statement is properly brought before the meeting, including without limitation (i) matters about which the proponent failed to notify us on or before February 16, 2017 (ii) shareholder proposals omitted from this Proxy Statement and the form of proxy pursuant to the proxy rules of the SEC, and (iii) matters incidental to the conduct of the meeting, the proxyholders will vote upon such matters in accordance with their best judgment pursuant to the discretionary authority granted by the proxy. As of the date of the printing of this Proxy Statement, our management is not aware, nor has it been notiﬁed, of any other matters that may be presented for consideration at the meeting.

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May I change my vote?

You may revoke your proxy at any time before its exercise by writing to our Corporate Secretary at our principal executive ofﬁces as follows:

Corporate Secretary
Gap Inc.
Two Folsom Street
San Francisco, California 94105

You may also revoke your proxy by timely delivery of a properly executed, later-dated proxy (including a telephone or Internet vote) or by voting in person at the Annual Meeting.

When are shareholder proposals for the 2018 Annual Meeting due?

If a shareholder would like us to consider including a proposal in our Proxy Statement and form of proxy for our Annual Meeting in 2018, the Company’s Corporate Secretary must receive it no later than December 5, 2017. Proposals must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105.

Our Amended and Restated Bylaws provide that in order for a shareholder to bring business before our Annual Meeting in 2018 (other than a proposal submitted for inclusion in the Company’s proxy materials), the shareholder must give written notice to our Corporate Secretary by no later than the close of business (San Francisco Time) on February 16, 2018, and no earlier than January 17, 2018 (i.e., not less than 90 days nor more than 120 days prior to the ﬁrst anniversary of the date of our 2017 Annual Meeting). The notice must contain information required by our Bylaws, including a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, the name and address of the shareholder proposing the business, the number of shares of the Company’s stock beneﬁcially owned by the shareholder, any material interest of the shareholder in the business proposed, any interests held by the shareholder in derivative securities of the Company or arrangements with persons holding derivative securities of the Company, and other information required to be provided by the shareholder pursuant to the proxy rules of the SEC. If a shareholder fails to submit the notice by February 16, 2018, then the proposed business would not be considered at our Annual Meeting in 2018 due to the shareholder’s failure to comply with our Bylaws. Additionally, in accordance with Rule 14a-4(c)(1) of the Securities Exchange Act of 1934, as amended, management proxyholders intend to use their discretionary voting authority with respect to any shareholder proposal raised at our Annual Meeting in 2018 as to which the proponent fails to notify us on or before February 16, 2018. Notiﬁcations must be addressed to our Corporate Secretary at Gap Inc., Two Folsom Street, San Francisco, California 94105. A copy of the full text of the Bylaw provisions relating to our advance notice procedure may be obtained by writing to our

Corporate Secretary at that address or at www.gapinc.com (follow the Investors, Governance links).

By Order of the Board of Directors,

Julie Gruber
Corporate Secretary

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APPENDIX A

THE GAP, INC. EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated Effective as of May 17, 2017)

1. Purpose of the Plan

The Company originally established The Gap, Inc. Employee Stock Purchase Plan, effective as of December 1, 1994, in order to provide eligible employees of the Company and its participating Subsidiaries with the opportunity to purchase Common Stock through payroll deductions. The Plan was amended and restated effective as of May 17, 2017, subject to shareholder approval at the Company’s 2017 Annual Meeting of Shareholders. The Plan is intended to qualify as an employee stock purchase plan under Section 423(b) of the Code.

2. Deﬁnitions

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a speciﬁc Section of the 1934 Act shall include such Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a speciﬁc Section of the Code shall include such Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

2.4 “Common Stock” means the common stock of the Company.

2.5 “Company” means The Gap, Inc., a Delaware corporation.

2.6 “Compensation” means a Participant’s gross salary, wages and overtime pay, but shall not include bonuses or commissions.

2.7 “Eligible Employee” means every Employee of an Employer, except any Employee who, immediately after the grant of a purchase right under the Plan, would own stock and/or hold outstanding options to purchase stock possessing ﬁve percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company (including stock attributed to such Employee pursuant to Section 424(d) of the Code).

2.8 “Employee” means an individual who is a common-law employee of any Employer. Notwithstanding the preceding sentence, the term “Employee” shall not include any Non-Employee, regardless of any subsequent reclassiﬁcation of any such Non-Employee as an employee of an Employer by any government agency, court, or other third party, which shall not have a retroactive effect for purposes of the Plan, except to the extent required in order to maintain the qualiﬁed status of the Plan under Section 423 of the Code.

2.9 “Employer” or “Employers” means any one or all of the Company and those Subsidiaries which, with the consent of the Board, have adopted the Plan.

2.10 “Enrollment Date” means each March 1, June 1, September 1, and December 1, and such other dates determined by the Plan Administrator (in its discretion) from time to time.

2.11 “Non-Employee” means an individual who is classiﬁed by any Employer (a) as a “seasonal employee” (i.e., an employee whose customary employment is for not more than ﬁve months in any calendar year) or (b) as an independent contractor or any other non-employee classiﬁcation that does not receive any compensation through the payroll of Gap, Inc. or any Subsidiary.

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2.12 “Participant” means an Eligible Employee who (a) has become a Participant in the Plan pursuant to Section 4.1 and (b) has not ceased to be a Participant pursuant to Section 7 or Section 8.

2.13 “Payroll Deduction Account” means an account maintained by the Plan Administrator for each Participant to which shall be credited all payroll deductions and from which shall be deducted amounts charged for the purchase of shares of Common Stock hereunder and withdrawals.

2.14 “Plan” means The Gap, Inc. Employee Stock Purchase Plan, as amended and restated as set forth in this instrument and as hereafter amended from time to time.

2.15 “Plan Administrator” means the Company.

2.16 “Purchase Date” means the last business day of May, August, November and February, or such other speciﬁc business days as may be established by the Plan Administrator from time to time, on which shares shall be purchased for Participants hereunder.

2.17 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting purchase rights under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3. Shares Subject to the Plan

3.1 Number Available. 40,500,000 shares of Common Stock are available for issuance pursuant to the Plan. Shares sold under the Plan may be newly issued shares or treasury shares.

3.2 Adjustments. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Board to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date or in any calendar year, and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right. The adjustments shall be made in such manner as the Board deems appropriate and such adjustments shall be ﬁnal, binding and conclusive.

4.  Enrollment

4.1 Participation. Each Eligible Employee may elect to become a Participant by enrolling in the Plan as of any Enrollment Date. Each such election shall be made at such time, and in such manner, as the Plan Administrator shall determine from time to time. A Participant who enrolls as of an Enrollment Date shall be automatically re-enrolled in the Plan on each subsequent Enrollment Date until the Participant withdraws pursuant to Section 7 or otherwise ceases to be a Participant pursuant to Section 8.

4.2 Payroll Withholding. Each Participant must elect to make Plan contributions via payroll withholding from his or her Compensation at a rate equal to any whole percentage from 1% to 15%, or such lesser percentage that the Plan Administrator may establish from time to time. A Participant may elect to increase or decrease his or her rate of payroll withholding (effective as of any Enrollment Date), or may stop his or her payroll withholding entirely. Each election under this Section shall be made at such time, and in such manner, as the Plan Administrator shall determine from time to time. Any Participant who is automatically re-enrolled in the Plan will be deemed to have elected to continue his or her contributions at the percentage last elected by the Participant.

5. Right to Purchase Shares of Common Stock

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5.1 Purchase Right. Each Participant enrolling or re-enrolling in the Plan on an Enrollment Date shall have the right to purchase shares of Common Stock on the next following Purchase Date.

5.2 Number of Shares Available for Purchase. Each Participant shall have the right to purchase as many full and fractional shares of Common Stock as may be purchased with the amounts credited to his or her Payroll Deduction Account as of the applicable Purchase Date. Notwithstanding the preceding, no Participant shall have the right to purchase shares under the Plan, or under any other similar employee stock purchase plan of the Employers, having a fair market value in excess of $25,000 (with fair market value to be measured at the applicable Enrollment Dates of such shares) in any calendar year during which such Participant is enrolled in the Plan at any time. Furthermore, in no event shall a Participant have the right to purchase in excess of 6,250 shares of Common Stock on any Purchase Date or in excess of 25,000 shares of Common Stock in any calendar year.

5.3 Other Terms and Conditions. Each purchase right shall be subject to the following additional terms and conditions:

(a)  payment for shares purchased shall be made only through payroll withholding under Section 4.2;

(b)  purchase of shares will be accomplished only in accordance with Section 6.1;

(c)  the price per share to be purchased will be determined as provided in Section 6.1; and

(d)  the purchase right in all respects shall be subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis) as the Plan Administrator shall determine from time to time in its discretion.

6. Purchase of Shares

6.1 Purchases. On each Purchase Date, the funds then credited to each Participant’s Payroll Deduction Account shall be used to purchase whole shares of Common Stock, or fractional shares of Common Stock at the Plan Administrator’s discretion. To the extent that fractional shares are not purchased, any cash remaining after whole shares of Common Stock have been purchased shall be carried forward in the Participant’s Payroll Deduction Account for the purchase of shares on the next Purchase Date. However, any funds remaining in a Participant’s Payroll Deduction Account after whole shares of Common Stock have been purchased by reason of the limitation on the maximum number of shares purchasable per Participant on the Purchase Date or in any calendar year shall be refunded to the Participant (without interest) as soon as administratively practicable following the applicable Purchase Date. The price of the shares purchased under the Plan shall be 85% of the closing price of Common Stock on the applicable Purchase Date on the New York Stock Exchange Composite Transactions Index.

6.2 Crediting of Shares. Shares purchased on any Purchase Date shall be delivered to a broker designated by the Plan Administrator to hold shares for the beneﬁt of the Participants. As determined by the Plan Administrator from time to time, such shares shall be delivered as physical certiﬁcates or by means of a book entry system. Although the Participant may direct the broker to sell such shares at any time (subject to applicable securities laws), the shares may not be transferred to another broker (other than the one designated from time to time by the Plan Administrator) or to any other person (including the Participant) until 24 months after the Enrollment Date immediately preceding the Purchase Date of the shares.

6.3 Exhaustion of Shares. If at any time the shares available under the Plan are over-enrolled, enrollments shall be reduced proportionately to eliminate the over-enrollment. Any funds that cannot be applied to the purchase of shares due to over-enrollment shall be refunded to the Participants (without interest).

7.  Withdrawal

A Participant may withdraw from the Plan at any time, by notifying the Plan Administrator in accordance with such procedures and within such time periods as the Plan Administrator shall determine.

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Upon a Participant’s withdrawal, the Participant’s payroll contributions shall cease. All amounts then credited to the Participant’s Payroll Deduction Account shall be used to purchase shares in accordance with Section 6.1 at the next following Purchase Date or, at the election of the Participant and only in accordance with such procedures and within such time periods as the Plan Administrator shall determine, be distributed to him or her (without interest) as soon as administratively feasible thereafter.

8.  Cessation of Participation

A Participant shall cease to be a Participant immediately upon the proper good faith notiﬁcation to the Plan Administrator of the cessation of his or her status as an Eligible Employee (for example, because of his or her termination of employment from all Employers for any reason). As soon as practicable after such cessation, the Participant’s payroll contributions shall cease and all amounts then credited to the Participant’s Payroll Deduction Account shall be distributed to him or her (without interest).

9.  Administration

9.1 Plan Administrator. The Plan Administrator shall have the authority to control and manage the operation and administration of the Plan.

9.2 Powers of Plan Administrator. The Plan Administrator shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following discretionary powers:

(a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan;

(b) To determine any and all considerations affecting the eligibility of any employee to become a Participant or to remain a Participant in the Plan;

(c) To cause an account or accounts to be maintained for each Participant;

(d) To determine the time or times when, and the number of shares for which, purchase rights shall be granted;

(e) To establish and revise an accounting method or formula for the Plan;

(f) To designate a broker to receive shares purchased under the Plan and to determine the manner and form in which shares are to be delivered to the designated broker;

(g) To determine the status and rights of Participants;

(h) To employ such brokers, counsel, agents and advisers, and to obtain such broker, legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

(i) To establish, from time to time, rules for the administration of the Plan;

(j) To adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by employees who are foreign nationals or employed outside of the United States;

(k) To delegate to any person the authority to perform for and on behalf of the Plan Administrator one or more of the functions of the Plan Administrator under the Plan; and

(l) To authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423, but with the requirements of the foreign jurisdictions in which those offerings are conducted. Any such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements, but may be conducted concurrently with those offerings.

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9.3 Decisions of Plan Administrator. All actions, interpretations, and decisions of the Plan Administrator shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

9.4 Administrative Expenses. All expenses incurred in the administration of the Plan by the Plan Administrator, or otherwise, including legal fees and expenses, shall be paid and borne by the Employers; except that any stamp duties or transfer taxes applicable to a Participant’s purchase of shares may be charged to the Participant’s Payroll Deduction Account. Any brokerage fees for the purchase of shares by a Participant shall be paid by the Company, but brokerage fees for the resale of shares by a Participant shall be borne by the Participant.

10. Amendment, Termination and Duration

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason, by action of the Board, the Compensation and Management Development Committee of the Board, or a duly authorized ofﬁcer of the Company.

If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding purchase rights either immediately or upon completion of the purchase of shares on the next Purchase Date. If the purchase rights are terminated before the applicable Purchase Date, all amounts then credited to Participants’ Payroll Deduction Accounts which have not been used to purchase shares shall be returned to the Participants (without interest) as soon as administratively practicable.

10.2 Duration of the Plan. Subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), the Plan shall remain in effect indeﬁnitely.

11. General Provisions

11.1 Participation by Subsidiaries. One or more Subsidiaries of the Company may become Employers by adopting the Plan and obtaining approval for such adoption from the Board. By adopting the Plan, a Subsidiary shall be deemed to agree to all of its terms, including (but not limited to) the provisions granting exclusive authority (a) to the Board to amend the Plan, and (b) to the Plan Administrator to administer and interpret the Plan. Any Employer may terminate its participation in the Plan at any time. The liabilities incurred under the Plan to the Participants employed by each Employer shall be solely the liabilities of that Employer, and no other Employer shall be liable for beneﬁts accrued by a Participant during any period when he or she was not employed by such Employer.

11.2 Inalienability. In no event may either a Participant, a former Participant or his or her beneﬁciary, spouse or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. Accordingly, for example, a Participant’s interest in the Plan is not transferable pursuant to a domestic relations order. The preceding shall not affect the Participant’s right to direct the sale or transfer of shares that have been delivered to the broker designated by the Plan Administrator under Section 6.2 (subject to the provisions of the Plan).

11.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

11.4 Requirements of Law. The granting of purchase rights and the issuance of shares shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as the Plan Administrator may determine are necessary or appropriate.

11.5 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the granting of purchase rights, the purchase of shares, nor any action of any Employer or the Plan Administrator, shall be held or construed to confer upon any individual any right to be continued as an

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employee of the Employer nor, upon dismissal, any right or interest in any speciﬁc assets of the Employers other than as provided in the Plan. Each Employer expressly reserves the right to discharge any employee at any time, with or without cause.

11.6 Apportionment of Cost and Duties. All acts required of the Employers under the Plan may be performed by the Company for itself and its Subsidiaries, and the costs of the Plan may be equitably apportioned by the Plan Administrator among the Company and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any ofﬁcer or employee of the Employers who is thereunto duly authorized by the Employers.

11.7 Construction and Applicable Law. The Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Plan which is inconsistent with Section 423 of the Code shall without further act or amendment by the Company or the Board be reformed to comply with the requirements of Section 423. The provisions of the Plan shall be construed, administered and enforced in accordance with such Section and with the laws of the State of California (excluding California’s conﬂict of laws provisions).

11.8 Captions. The captions contained in the Plan are inserted only as a matter of convenience, and in no way deﬁne, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

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This Proxy Statement is printed on paper manufactured from well-managed forests, controlled sources, and recycled wood or ﬁber. Soy ink, rather than petroleum-based ink, is used throughout. We encourage you to recycle this document when you are ﬁnished with it.

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GAP INC.
ATTN: MARIE MA
TWO FOLSOM STREET
SAN FRANCISCO, CA 94105

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E23436-P87307-Z69458	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GAP INC.

The Board of Directors recommends you vote "FOR" Item 1.

1.	Election of Directors.

	Nominees:		For	Against	Abstain

	1a.	Robert J. Fisher	☐	☐	☐

	1b.	William S. Fisher	☐	☐	☐

	1c.	Tracy Gardner	☐	☐	☐

	1d.	Brian Goldner	☐	☐	☐

	1e.	Isabella D. Goren	☐	☐	☐

	1f.	Bob L. Martin	☐	☐	☐

	1g.	Jorge P. Montoya	☐	☐	☐

	1h.	Arthur Peck	☐	☐	☐

	1i.	Mayo A. Shattuck III	☐	☐	☐

	1j.	Katherine Tsang	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The Board of Directors recommends you vote "FOR" Item 2.		For	Against	Abstain

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending on February 3, 2018.	☐	☐	☐

The Board of Directors recommends you vote "1 YEAR" on Item 3.	1 Year	2 Years	3 Years	Abstain

3.	An advisory vote on whether an advisory vote on executive compensation should be held every one, two or three years. ☐	☐	☐	☐

The Board of Directors recommends you vote "FOR" Items 4 and 5.		For	Against	Abstain

4.	Approval, on an advisory basis, of the overall compensation of the named executive officers.	☐	☐	☐

5.	Approval of the Amendment and Restatement of The Gap, Inc. Employee Stock Purchase Plan.	☐	☐	☐

The Board of Directors recommends you vote "AGAINST" Item 6.

6.	The shareholder proposal contained in the attached Proxy Statement, if properly presented at the meeting.	☐	☐	☐

7.	Transact such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E23437-P87307-Z69458

GAP INC.
Annual Meeting of Shareholders
May 17, 2017 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Arthur Peck, Julie Gruber and Teri List-Stoll, or any of them, each with full power of substitution, as proxies to vote, in accordance with the instructions, as designated on the reverse side of this proxy, all of the shares of common stock of GAP, INC. that the undersigned is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM local time on May 17, 2017 at GAP, INC. Headquarters, Two Folsom Street, San Francisco, CA 94105, and any adjournment or postponement thereof. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side